UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
Essent Group Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11 .

ESSENT® GROUP

2025

PROXY STATEMENT & NOTICE OF ANNUAL MEETING

Essent Group Ltd. Clarendon House 2 Church Street Hamilton HM11, Bermuda
Notice of Annual General Meeting of Shareholders
To Our Shareholders:
You are cordially invited to attend the 2025 Annual General Meeting of Shareholders of Essent Group Ltd., a Bermuda limited company, which will be held via a live webcast originating from Bermuda at 8:00 a.m. Atlantic Daylight Time on May 7, 2025.
Date: May 7, 2025	Time: 8:00 a.m., Atlantic Daylight Time	Location: Live via the Internet originating from Bermuda. Please visit: https://web.lumiconnect.com/209457238	Record Date: March 7, 2025
At the 2025 Annual General Meeting of Shareholders, shareholders of record as of the close of business on the record date will be asked to consider and vote upon the following matters, as more fully described in the Proxy Statement:
(1)
election of three Class II directors to serve through the 2028 Annual General Meeting of Shareholders;

(2)
ratification of the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025 and until our 2026 Annual General Meeting of Shareholders, and the referral the determination of the auditors’ compensation to the Board of Directors;

(3)
a non-binding, advisory resolution on executive compensation; and

(4)
such other business that may properly come before the Annual Meeting.

You will be able to attend and participate in the Annual Meeting online by visiting https://web.lumiconnect.com/209457238 on the meeting date at the time described above and in the accompanying proxy statement. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials, and the meeting password, essent2025 (case sensitive). There is no physical location for the Annual Meeting.
Your vote is important to us. To ensure that your shares are represented at the 2025 Annual General Meeting of Shareholders, whether or not you plan to participate in the virtual Annual Meeting, we encourage you to vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by signing, dating and completing the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the meeting does not deprive you of your right to participate in the virtual Annual Meeting. If you participate in the virtual Annual Meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or via the Internet. Our Proxy Statement includes additional instructions on voting procedures for shareholders whose shares are held by a brokerage firm or other custodian.
By order of the Board of Directors,
Conyers Corporate Services (Bermuda) Limited
Secretary

Proxy Statement for the
2025 Annual General Meeting of Shareholders
Wednesday, May 7, 2025
8:00 a.m. Atlantic Daylight Time
Live via the Internet originating from Bermuda
Please visit: https://web.lumiconnect.com/209457238
Passcode: essent2025 (case sensitive)
The 2025 Annual General Meeting of Shareholders (the “Annual Meeting”) of Essent Group Ltd. (“Essent,” “we,” “us,” “our” or the “Company”) will be held to consider and vote upon the following matters:
(1)
election of three Class II directors to serve through the 2028 Annual General Meeting of Shareholders;

(2)
ratification of the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025 and until our 2026 Annual General Meeting of Shareholders, and the referral the determination of the auditors’ compensation to the Board of Directors;

(3)
a non-binding, advisory resolution on executive compensation; and

(4)
such other business that may properly come before the Annual Meeting.

Only holders of record of our common shares, par value $0.015 per share, as of the close of business on March 7, 2025 are entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.
Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting or any postponement or adjournment of the Annual Meeting for action by the shareholders, the persons named in the proxy card will vote the proxy in accordance with their discretion on such matter.
You will be able to attend and participate in the Annual Meeting online by visiting https://web.lumiconnect.com/209457238 on the meeting date at the time described above and in the accompanying proxy statement. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials, and the meeting password, essent2025 (case sensitive). There is no physical location for the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2025: The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2024 Annual Report to Shareholders are available at www.essentgroup.com. These documents are first being mailed to shareholders on or about March 25, 2025. Our 2024 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2024, is not part of the proxy soliciting material.

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement, before voting.
2025 Annual General Meeting of Shareholders
Date: May 7, 2025	Time: 8:00 a.m., Atlantic Daylight Time	Location: Live via the Internet originating from Bermuda. Please visit: https://web.lumiconnect.com/209457238	Record Date: March 7, 2025
Voting Matters
ITEMS OF BUSINESS		BOARD RECOMMENDATION	PROXY STATEMENT DISCLOSURE
1	Election of Class II Directors	FOR each Director Nominee	Page 8
2	Ratification of Re-appointment of PricewaterhouseCoopers LLP as Independent Auditors	FOR	Page 57
3	Advisory Vote on Executive Compensation	FOR	Page 60
How To Vote
You may vote at the Annual Meeting in any of the following ways:

INTERNET	TELEPHONE	MAIL	IN PERSON
Go to www.voteproxy.com. You will need the control number included in your Proxy Card.	Dial (800) 776-9437 (toll-free in US) or (201) 299-4446 (outside US). You will need the control number included in your Proxy Card.	Mark, sign and date your Proxy Card and return it in the postage paid envelope provided.
Shareholders who own their
shares in street name may
vote in person at the virtual
Annual Meeting only if they
provide a legal proxy,
executed in their favor, from
the holder of record of their
shares.

See the section of this proxy statement entitled “Frequently Asked Questions about the 2025 Annual Meeting” beginning on page 64 for more information regarding the Annual Meeting, how you may vote your shares at the Annual Meeting, and other matters relating to the Annual Meeting.

2024 FINANCIAL HIGHLIGHTS

Strength In Numbers.

ESSENT GROUP

STRONG BALANCE SHEET

EXCEPT WHERE NOTED, DATA AND RATINGS ARE AS OF DECEMBER 31, 2024

FINANCIAL STRENGTH[1]

Essent Guaranty, Inc.
MOODY'S:
A3

Essent Guaranty, Inc. & Essent Reinsurance Ltd.
AM BEST: **A (Excellent)**
S&P: **A-**

›3.1 Million
homebuyers Essent MI has helped become successful homeowners

Essent Guaranty, Inc.
RISK-TO-CAPITAL
9.8:1

HIGH QUALITY MORTGAGE INSURANCE PORTFOLIO

$243.6 BILLION

87.2%
8.1%
4.7%
BY FICO
<680
680-699
700+

16.9%
30.9%
52.2%
BY LTV
≤90.00%
90.01%-95.00%
≥95.01%

ROBUST REINSURANCE PROTECTION

Access to Excess of Loss Reinsurance of **$1.6B**

REINSURANCE PROTECTION ON **97%** OF INSURED PORTFOLIO

PMIERs Credit from Quota Share Reinsurance Treaties of **$607M**

HIGH QUALITY PORTFOLIO OF INVESTMENTS AVAILABLE FOR SALE

Investment Grade Securities[2]: **99%**

Credit Rating of Aaa to Aa3[2]: **61%**

U.S. Government & Agency Securities or Money Market Funds: **40%**

STRONG CAPITAL & LIQUIDITY

$5.6 BILLION
Of GAAP Equity

$6.3 BILLION
Consolidated Cash & Investments

$1.6 BILLION
Excess U.S. PMIERs Capital

$1.1 BILLION
Cash and Investments at the Holding Companies

$500 MILLION
Undrawn Credit Facility Capacity (an Additional Source of Liquidity)

8% DEBT-TO-CAPITAL RATIO

[1] For more information, visit "Understand Ratings" in the Ratings section at moodys.com, the "Rating Methodologies" section at ambest.com and "Understanding Credit Ratings" at spratings.com.

[2] Based on ratings issued by Moody's, if available. S&P or Fitch rating utilized if Moody's not available. Percentages exclude money market funds.

Essent continued to deliver strong financial results in 2024. In 2024, we earned $729 million or $6.85 per diluted share, compared to net income of $696 million or $6.50 per diluted share in 2023, while generating a 14% return on average equity. Total revenues increased by 12% to $1.2 billion in 2024, attributable to a 2% growth of the mortgage insurance (MI) insurance-in-force (IIF), a 19% increase in net investment income, and the inclusion of a full year of title insurance revenues. Our book value per share grew by approximately 11%, ending the year with GAAP equity of $5.6 billion.
With an MI franchise levered to the economy and housing, credit remains the primary driver of our results. The MI industry has benefited from the post-GFC regulatory credit guardrails, which are firmly in place today. The credit quality of our IIF continues to be strong, with a weighted average FICO® of 746, a weighted average original LTV of 93%, and limited layered risks. Our MI portfolio default rate ended 2024 at 2.27% compared to 1.80% at the end of 2023, reflecting the aging of our IIF and normalization of credit performance. Defaults identified as relating to Hurricanes Helene and Milton increased our MI portfolio default rate by approximately 0.25%.
From the perspective of interest rates, as a portfolio business, MI is less dependent on rate-impacted transaction activities than other sectors within the housing ecosystem. Despite a challenging origination environment in 2024, we wrote $46 billion of new insurance written (NIW), ending the year with $244 billion of IIF, up 2% from a year ago. Our in-force MI book has a weighted average note rate of 4.9%, and nearly 60% of the book has a note rate of 5.5% or lower. Ending the year with 12-month persistency of 86%, we expect persistency to remain elevated in the current rate environment, which helps support the duration of earned premiums.
High interest rates continued to be a tailwind for investment income. We generated net investment income of $222 million in 2024, up 19% from 2023. The size of our investment portfolio continued to grow, and we ended the year with total investments and cash of $6.3 billion compared to $5.7 billion a year ago.
Although mortgage origination activity continues to remain significantly below historical levels, we anticipate that home buying demand is merely being postponed given the rate environment. Our long-term outlook for housing remains constructive, as continued undersupply and favorable demographic trends should provide foundational support to home prices. While there is always uncertainty in the economic environment, given the strength of our balance sheet and our “buy, manage and distribute” operating model, we believe that Essent is well positioned for a range of economic scenarios.
2024 COMPENSATION HIGHLIGHTS
We maintain strong compensation governance practices that we believe support our pay-for-performance principles and align management incentives with the interests of our shareholders. We emphasize performance-based compensation that appropriately rewards our executives for delivering financial, operational and strategic results that meet or exceed pre-established goals. Consistent with prior years, our pay program continued to consist of three key elements significantly weighted to pay-for-performance: base salary; annual cash incentive tied to key operational and strategic goals; and long-term incentive awards linked to our common shares.
In keeping with that philosophy and consistent with prior years, a substantial majority of the compensation paid to our President and Chief Executive Officer and other named executive officers for 2024 was performance-based:
We believe that retaining productive employees is imperative to a sustainable model. As with our most senior executives, we also strongly believe that all employees should make good decisions, “do the right thing” and “act like owners”. To that end, we awarded equity share grants in 2023 to all of our employees that vest over a three-year period (the fourth time that we have made an employee-wide grant since Essent’s founding in 2008). In early 2024, we awarded equity grants to all of the employees of our recently acquired title insurance business. As a result, a substantial majority of our current workforce holds our shares directly or through future-vesting awards.
SERVING THE U.S. HOUSING FINANCE SYSTEM
We take great pride in serving the housing market by providing private MI, an affordable solution to one of the greatest hurdles for homeownership, accumulating a 20% downpayment. In 2024, we enabled approximately 171,000 borrowers to purchase a home or refinance their mortgage. Over 60% of low-down payment mortgages insured by Essent allowed first-time homebuyers to achieve their “American Dream”. We continue to leverage EssentEDGE®, our proprietary credit engine and an effective risk management tool, to deliver our best rates to borrowers and optimize our unit economics and risk adjusted returns.
Essent Re had another solid year of performance in 2024. In addition to reinsuring our U.S. MI business through a 35% affiliate quota share agreement, Essent Re participates in risk-share transactions with Fannie Mae and Freddie Mac (the GSEs) and other third parties, while providing fee-based agency services to reinsurer clients. Since 2014, Essent Re has earned over $450 million of net income from its third-party business and has contributed approximately $800 million to Essent’s book value.
2024 was the first full year of our title insurance operation since the 2023 acquisition. Essent Title incurred a modest pre-tax loss in a challenging operating environment with elevated mortgage rates and limited origination volume. While we continue to maintain a long-term view for the title business, given it is levered to rates, we do not expect it will have a material impact on earnings in the near term.
A MEASURED APPROACH TO CAPITAL MANAGEMENT
As a steward for your capital, we are cognizant of the optionality around the capital levers of maintaining a strong balance sheet, growing our core business, investing in our future, rewarding our shareholders and delivering strong operating returns.
To ensure that we always operate from a position of strength, we maintain a conservative balance sheet, with the lowest debt-to-capital ratio in the industry at 8% and $1.5 billion of total liquidity at the holding companies at the end of 2024, including $1 billion of net cash and investments plus $500 million of undrawn revolving capacity. In the meantime, we hedge our portfolio with programmatic reinsurance, including $1.6 billion of insurance-linked notes (ILN) and excess-of-loss (XOL) protection, and ceding $8.6 billion of risk-in-force (RIF) to quota share (QS) reinsurance.
While we have a “retain and reinvest” mindset, we look to strike a balance between retaining sufficient excess capital to preserve optionality for strategic investments and returning capital to enhance shareholder returns and operating ROE. In 2024, we paid $118 million to shareholders as dividends and repurchased 1.9 million ESNT shares for $103 million. Since 2021, we have returned approximately $800 million of capital to our shareholders in the form of dividends and share repurchases.
Looking forward, the strength of our operating model and the stability of Essent’s cash flow combined with a slowdown in the growth of the MI business given the rate environment provides us an opportunity to contemplate greater capital efficiency through the returning of capital to shareholders. Our Board approved an 11% increase in Essent’s quarterly dividend to $0.31 per share for March 2025, marking the sixth consecutive year that we have increased our dividend to shareholders. Further, in February 2025, our Board approved a new $500 million share repurchase authorization that runs through year-end 2026.
COMMITMENT TO SUSTAINABILITY BEST PRACTICES
Essent’s mission is to serve as a trusted, best-in-class partner by responsibly offering private mortgage insurance, reinsurance, and title insurance and settlement services to serve the housing finance industry. Having a home provides a sense of security, well-being and belonging. The very core of what we do enables more people to buy their own homes, creating a positive ripple effect throughout their communities.
Under the direction of our Chief Executive Officer and Board of Directors, we are committed to supporting sustainability initiatives that are relevant to the Company and align with our company-wide dedication to responsible corporate citizenship that positively impacts the communities and people served. The strength of our balance sheet and operating model helps Essent to fulfill our mission to support affordable and sustainable homeownership. We remain committed to helping borrowers achieve home ownership. We continue to believe that Essent and our industry can play a greater role in leveraging private capital to support a strong and robust housing finance system while mitigating taxpayer risk.
Our continued success is directly related to our commitment to our core values—Integrity, Service, Innovation and Community. These values are the building blocks of our business and our ESG practices. Our annually published sustainability report provides more information on how we are delivering on our ESG commitment to our employees, our business partners and our community.
As a responsible corporate citizen, Essent is dedicated to Service and Community. Our practices make a difference in the communities where we live and work. Our corporate giving program and employee volunteer program are designed to sponsor national and local community organizations with a focus on children, education, health and housing. Embedded within the core of our MI business is a more inclusive future, and our dedication to responsible corporate stewardship is critical to our long-term success—doing the right thing is and will always be at the forefront of our mission.
Corporate Governance Practices
Essent has a strong top-down approach to ESG. Our Board is very active and has formal oversight over our environmental awareness, cybersecurity, corporate culture, employee engagement, diversity and community commitment. The charter of our Nominating, Governance and Corporate Responsibility Committee emphasizes that committee’s responsibility for the “governance” and “environmental” aspects of the Company’s sustainability programs, while the role of the Compensation Committee includes overseeing the “social” aspects of the Company’s sustainability programs, including receiving periodic updates from the Company’s management responsible for significant “social” activities. Our Corporate Governance Guidelines further detail the Board’s oversight of technology, innovation and cyber risk, and continued commitment to diversity and inclusion.
At the highest level, we believe that our Board has adopted a set of corporate governance and executive compensation standards that exemplify our commitment to sound governance practices:
Governance Best Practice	Essent
Size of Board	9
Number of Independent Directors	8
Board Independence Standards	NYSE standards
Lead Independent Director	Yes
Majority Voting for Directors	Yes
Cumulative Voting	No
Shareholder Right to Call Special Meeting	Yes, by shareholders holding greater than 10% of outstanding shares
Poison Pill	No
Board Meeting Attendance	Nearly 100% attendance in 2024
No Over-Boarding	Yes
Regularly Schedules Executive Session of Independent Directors	Yes
Policy Prohibiting Insider Hedging of Company Shares	Yes
Annual Equity Grant to Non-Employee Directors	Yes
Clawback Policy	Our equity plan provides that all awards will be subject to clawbacks, and executives consent in employment agreements to clawbacks. In 2023, we adopted a clawback policy consistent with the rules of the SEC and the NYSE.
Code of Business Conduct and Ethics for Directors, Officers, and Employees	Yes
No Separate Change in Control Agreement for CEO	Terms of CEO’s change in control provisions in his employment and equity award agreements are substantively identical to those of Messrs. Curran and Bhasin and Ms. Gibbons
No Automatic Accelerated Vesting of Equity Awards	Yes
Double Trigger for Change in Control for Time-Vesting Awards	Yes
No Excise Tax Assistance	No gross-up payments for any excise taxes payable upon a change in control
Frequency of Say on Pay	Annually
No Re-pricing of Options and SARs without Shareholder Approval	Yes
Minimum Vesting Period of Equity Awards	Minimum 1 year vesting period for equity awards (and all executives have had a minimum 3 year vesting period since 2016)
Share recycling	No liberal share recycling
Stock Ownership Guidelines for Executive Officers	CEO—six times annual base salary
Other Senior Executives—two times annual base salary
Stock Ownership Guidelines for Non-Employee Directors	Five times annual cash compensation
Use of Performance Shares as Element of Long Term Incentive Compensation	Yes

We have also formalized and adopted a number of internal policies with respect to corporate and institutional governance, including:
•
Anti-Corruption Policy

•
Anti-Money Laundering Awareness Policy

•
Anti-Trust Policy

•
Business Continuity and Disaster Recovery Policy

•
Code of Business Conduct and Ethics

•
Complaint Management Policy

•
Corporate Giving Policy

•
Prevention of Discrimination & Harassment Policy

•
Fitness for Duty Policy

•
Fraud Policy & Procedures

•
Gift & Entertainment Policy

•
Government Relations and Political Activities Policy

•
Human Rights and Labor Policy

•
Identity Theft Prevention Policy

•
Information Security Program Policy

•
Insider Trading Policy

•
Media and External Communications Policy

•
Privacy Policy

•
Related Person Transaction Policy

•
Statement of Freedom of Association, Right to Collective Bargaining

•
Third Party Vendor Code of Conduct

•
Vulnerability Management Policy

•
Whistleblower Policy

Our Board of Directors is committed to increasing the diversity of representation on the Board. We currently have two highly qualified female directors who bring with them particularly notable experience in the information technology, cybersecurity, and insurance and risk management fields. In addition, we continue to identify potential new diverse candidates to serve on our Board, including a highly qualified female candidate nominated for election to our Board at the Annual Meeting who has significant management and operational experience in the insurance and reinsurance industries.
We believe that engaging with investors is fundamental to our commitment to good governance. Throughout the year, we seek opportunities to engage in two-way conversations with our investors to gain and share valuable insights into current and emerging business strategies and trends. During 2024, we held approximately 130 meetings with shareholders whose ownership represented approximately 79% of shares outstanding as of the end of 2024 to discuss various key corporate financial and operational matters. Topics discussed included our credit performance, capital management philosophy, and our risk management practices including around underwriting risk, investment risk and regulatory compliance risk, among others. These meetings were conducted in person, via teleconference or at industry conferences.
Social Issues and Human Capital
We have approximately 625 employees as of December 31, 2024 working from primary offices in Pennsylvania, Missouri, New York, North Carolina, Virginia and Bermuda, as well as remotely throughout the United States. We provide competitive benefits that promote the health of our employees and their families and design compelling job opportunities, aligned with our mission, in a fast-paced, results-focused work environment. We offer varied employee training, development, mentorship and leadership opportunities and encourage our employees to continue to develop in their careers.
At Essent, we realize that continuous engagement with our employees is vital to driving successful, meaningful outcomes. Engagement surveys are conducted periodically and allow us to identify areas of strength and opportunities for improvement to ensure continued satisfaction and retention of our employees. CEO-led town hall style meetings are held regularly with our employees, covering topics such as business strategy and outlook, the competitive landscape, and emerging industry trends, and include a question-and-answer session with management. We believe that this format facilitates strong and productive conversations across our organization. As a result of our ongoing commitment to employee engagement and satisfaction, we have had an average annual employee retention rate of approximately 95% over the past 5 years.
We are focused on cultivating a diverse and inclusive culture where our employees can freely bring diverse perspectives and varied experiences to work. We seek to hire and retain highly talented employees and empower them to create value for our shareholders. In our employee recruitment and selection process and operation of our business, we adhere to equal employment opportunity policies and encourage the participation of our employees in training programs that will enhance their effectiveness in the performance of their duties.
Our commitment to good corporate citizenship extends to supporting the communities that we serve. Our Board of Directors, management and employees are committed to transforming our communities by leveraging the power of our Company. We partner with charitable organizations, make donations, and connect our employees with volunteer opportunities to better their communities. Essent’s charitable contributions focus in particular on housing, education, children and health.
Our employees volunteer their time and talents to support local charities and community organizations. We encourage charitable giving by employees by providing a 1:1 match of donations to 501(c)(3) organizations, up to $1,000 per employee per year.

Our charitable program places special emphasis on championing education, in particular, for underserved youth. For example, we have made a $3 million, 10-year commitment to Cristo Rey Philadelphia High School. Cristo Rey is an inner-city, independent, college preparatory school for low-income students who cannot otherwise afford a private education. Cristo Rey is a new model of private high school that opened in 2012 and has developed a unique partnership with local educators, businesses and universities. In addition, we have made a $1.2 million multi-year commitment to support a Science, Technology, Engineering and Math (STEM) program specifically targeted to young women. We expanded our corporate giving program with a significant grant to the Pennsylvania-based Main Line Health Behavioral Health Services, which opened a new behavioral health unit expansion in 2022. In 2024, we made nearly $1 million in contributions to educationally aligned entities.
Environmental Responsibility
Essent is committed to the stewardship of our shared environment. While the nature of our operations does not directly impact the environment in a material way, we seek to operate our corporate facilities in an environmentally sustainable, safe and healthy manner. We strive to be energy efficient across our operations, utilizing energy management systems that conserve energy as well as LED lighting and motion control sensors. Our corporate headquarters in Radnor, Pennsylvania is Energy Star certified as an environmentally-conscious corporate headquarters. In addition, we are committed to increasing waste recycling and increasing overall environmental awareness and training across our organization.

Proposal No. 1: Election of Directors
Our Board of Directors currently consists of nine directors. Our Bye-laws provide that our Board is divided into three classes consisting, as nearly as possible, of one-third of the total number of directors constituting the entire Board. Our directors hold office until their successors have been elected and qualified, or the earlier of their death, resignation or removal. Vacancies on the Board of Directors may be filled by shareholders or the Board. Our system of electing and removing directors may delay or prevent a change in our management or a change in control of our Company.
At the Annual Meeting, shareholders will elect three individuals to serve as Class II directors to hold office until our 2028 Annual General Meeting of Shareholders or until his or her successor has been duly elected and qualified or his or her earlier resignation or removal.
Allan Levine and Robert Glanville currently serve as Class II directors. Each of Mr. Levine and Mr. Glanville has informed our Board of Directors that he intends to retire from our Board upon the conclusion of his term and, therefore, will not stand for re-election at the Annual Meeting. We thank each of Mr. Levine and Mr. Glanville for his dedication, engagement and contribution to the Company during his tenure.
Each of David C. Benson, Angela L. Heise and April Galda Joyce has been nominated to stand for election at the Annual Meeting to serve as a Class II director. These nominees were recommended and approved for nomination by the Nominating, Governance and Corporate Responsibility Committee of our Board of Directors.
Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the three nominees recommended by our Board of Directors unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate, or our Board of Directors may reduce the number of Class II directors. Our Board of Directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.
Directors are elected by a majority of votes cast at the Annual Meeting.
The Board of Directors recommends a vote FOR the election of each of the nominated individuals.	FOR Each Nominee

Director Criteria, Qualifications, Experience and Tenure
The Nominating, Governance and Corporate Responsibility Committee of our Board of Directors is responsible for recommending to our Board of Directors candidates for nomination and election as directors at annual general meetings of shareholders or for appointment to fill vacancies on the Board. The Nominating, Governance and Corporate Responsibility Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and company circumstances. In making its recommendations to our Board of Directors, the Nominating, Governance and Corporate Responsibility Committee considers, among other things, the qualifications of individual director candidates in light of the criteria described below. In accordance with its charter, the Nominating, Governance and Corporate Responsibility Committee may use a variety of sources, including but not limited to executive search firms, to identify director candidates, and has the authority to retain and approve compensation for such firms.
In evaluating a candidate, our Nominating, Governance and Corporate Responsibility Committee and our Board of Directors take into account a variety of factors, including:
•
high personal and professional ethics, values and integrity;

•
sound business judgment and financially literacy;

•
diversity of point of view, including the candidate’s education, skill, professional background, personal accomplishments, geography, race, gender, age, ethnic background, national origin, experience with mortgage, insurance, reinsurance or other businesses and organizations that our Board deems relevant and useful, including whether such attributes or background would contribute to the diversity of the Board as a whole;

•
ability and willingness to serve on any committees of our Board of Directors;

•
ability and willingness to commit adequate time to the proper functioning of our Board of Directors and its committees; and

•
any criteria regarding independence and other matters required by the New York Stock Exchange (NYSE) or other applicable law or regulations.

The Nominating, Governance and Corporate Responsibility Committee and Board of Directors evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. Our Nominating, Governance and Corporate Responsibility Committee and Board of Directors evaluates the Board’s own composition in the context of the diverse experiences and perspectives that the directors collectively bring to the boardroom. Their backgrounds provide the Board with valuable insights in areas such as:
Executive Leadership	Information Technology and Cybersecurity	Risk Management
Accounting and Financial	Corporate Governance and Responsibility	Active Community Service
Financial Services	Insurance and Reinsurance	Compensation
The experiences, qualifications and skills of each director that the Board considered in his or her nomination are listed beside the directors’ individual biographies on the following pages.
Based on the information available to it about a potential nominee, the Nominating, Governance and Corporate Responsibility Committee makes an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Nominating, Governance and Corporate Responsibility Committee may conduct interviews, obtain additional background information and conduct reference checks of potential nominees. The Nominating, Governance and Corporate Responsibility Committee may also ask potential nominees to meet with management and other members of our Board of Directors. After completing this evaluation process, the Nominating, Governance and Corporate Responsibility Committee makes a recommendation to the full Board of Directors, which makes the final determination whether to nominate the candidate for election as a director.
The Board has concluded that each nominee for election as a Class II director should serve as a director based on the specific experience and attributes listed beside each such nominee’s biography below and the Board’s knowledge of that nominee, including the insight and collegiality that nominee is expected to bring to the Board’s functions and deliberations.

The Nominating, Governance and Corporate Responsibility Committee and the Board consider director tenure in making Board nomination decisions and believe that it is desirable to maintain a mix of longer-tenured, experienced directors and newer directors with fresh perspectives. While we believe that longer-tenured, experienced directors, who have accumulated a substantial understanding of our business during their service, are a significant strength of the Board, we also believe that we benefit from the skill sets and perspectives of our newest directors.
Each director is expected to maintain an acceptable level of attendance, preparedness and participation with respect to meetings of the Board of Directors and its committees. In determining whether to recommend a director for re-election, the Nominating, Governance and Corporate Responsibility Committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of our Board of Directors, and the results of the most recent Board self-evaluation.
Annual Board Evaluation Process
Our Board of Directors recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Nominating, Governance and Corporate Responsibility Committee and aim to assess Board and committee effectiveness as well as individual director performance and contribution levels.
Each year, our directors complete governance questionnaires and self-assessments. These questionnaires and assessments facilitate a candid assessment of: the Board’s performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; the Board’s structure, composition and culture; and the mix of skills, qualifications and experiences of our directors.
The Nominating, Governance and Corporate Responsibility Committee and Board consider the results of the annual evaluations in connection with their review of director nominees to ensure the Board continues to operate effectively.
Shareholder Nominees for the Board of Directors
Shareholders desiring to recommend nominees for election as directors should submit their recommendations in writing to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Recommendations from shareholders should include pertinent information concerning the proposed nominee’s background and experience. The Nominating, Governance and Corporate Responsibility Committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in our capital stock. The Nominating, Governance and Corporate Responsibility Committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in our capital stock, including, in the case of nominees recommended for election at an annual general meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual general meeting of shareholders.

Information Concerning Continuing Directors and Director Nominees
Experience, Qualifications and Skills
Name	Age	Director Since	Current Position
Mark A. Casale	60	2008	Chairman of the Board, President and Chief Executive Officer
David C. Benson	65	—	Director Nominee
Aditya Dutt	49	2010	Director
Angela L. Heise	50	2018	Director
April Galda Joyce	46	—	Director Nominee
Henna Karna	48	2022	Director
Roy J. Kasmar	69	2013	Director
Douglas Pauls	66	2013	Director
William Spiegel	62	2008	Director
	Casale	Benson	Dutt	Heise	Joyce	Karna	Kasmar	Pauls	Spiegel
Executive Leadership and Management	X	X	X	X	X	X	X	X	X
Accounting and Financial	X	X	X		X		X	X	X
Financial Services	X	X	X		X	X	X	X	X
Information Technology and Cybersecurity				X		X
Corporate Governance and Responsibility	X		X				X	X	X
Insurance and Reinsurance	X	X	X		X	X	X	X	X
Risk Management	X	X	X	X	X	X			X
Compensation							X	X	X
Public Company Board Experience		X						X	X

Nominees for Election as Class II Directors for a Three-Year Term Continuing Until the 2028 Annual General Meeting of Shareholders
The experiences, qualifications and skills of each director that the Board considered in his or her nomination for election as a Class II director are included below the nominee directors’ individual biographies below. The Board concluded that each nominee should serve as a Class II director based on the specific experience and attributes listed below each director nominees’ biography and the Board’s knowledge of each director nominee, including the insight and collegiality each nominee is expected to bring to the Board’s functions and deliberations.
David C. Benson
Director Nominee
BACKGROUND
Mr. Benson has over 30 years of management and operational experience in the areas of mortgage credit, finance and capital markets. From 2002 to 2024, Mr. Benson held a succession of senior executive positions with Federal National Mortgage Association (Fannie Mae), the largest provider of mortgage credit in the United States with over $4 trillion in assets. Most recently, Mr. Benson served as the president of Fannie Mae from August 2018 until his retirement in May 2024, overseeing each of Fannie Mae’s business units, single-family residential and multifamily, as well as several corporate functions, including finance, IT, operations, strategy, human resources and communications. Mr. Benson also served as Fannie Mae’s interim chief executive officer from May 2022 to December 2022. Prior to that, Mr. Benson held a range of leadership roles with Fannie Mae, including executive vice president and chief financial officer, executive vice president—capital markets, securitization & corporate strategy, and treasurer. From 1988 to 2002, Mr. Benson held various roles with Merrill Lynch & Co., Inc., including in the areas of risk management, trading, debt syndication and e-commerce. Mr. Benson currently serves as a director of Opendoor Technologies, Inc., an e-commerce platform for residential real estate transactions. Mr. Benson holds a BS in Psychobiology from the University of California, Los Angeles, an MBA from Stanford University, and an MD from Harvard Medical School.
QUALIFICATIONS Mr. Benson is qualified to serve on our Board of Directors because of his experience in the mortgage industry as well as his management experience and financial expertise.

Angela L. Heise
Director Term Expires 2025
BACKGROUND
Ms. Heise has served as Corporate Vice President, Worldwide Public Sector of Microsoft Corporation since September 2022, having previously served as Microsoft’s Corporate Vice President for Defense and Intelligence since June 2021. Ms. Heise previously served as the president of the civil group at Leidos Holdings, Inc., a provider of services and solutions in the defense, intelligence, civil and health markets, from 2016 to 2019, where she was responsible for providing solutions to US Cabinet-level civil agencies and major elements of the public sector across the globe. Her areas of focus include air traffic automation, energy and the environment, federal infrastructure and logistics, information technology and cybersecurity, and transportation security. Prior to her role with Leidos, Ms. Heise held a number of positions with Lockheed Martin between 1997 and 2016. Most recently, from 2015 to 2016, Ms. Heise served as vice president-commercial markets, where she was responsible for delivery of a portfolio of cybersecurity and information technology solutions and services to Global 1000 customers. Ms. Heise holds a BS in computer science from Southern Illinois University at Edwardsville.
QUALIFICATIONS Ms. Heise is qualified to serve on our Board of Directors because of her extensive experience in the areas of information technology and cybersecurity.
April Galda Joyce
Director Nominee
BACKGROUND
Ms. Joyce has over 25 years of experience in insurance and financial services in the United States, London and Bermuda. From 2021 to 2023, Ms. Joyce served as the chief executive officer and director of Beat Capital Partners Americas, a subsidiary of Beat Capital Partners Limited, establishing Beat’s U.S. platform, capacity, and initial managing general agent relationships. Prior to that, between 2004 and 2021, she held senior roles with Global Atlantic Financial Group, a global financial services company, formerly the Goldman Sachs Reinsurance Group, including most recently as a managing director and its chief culture officer. She also served as Global Atlantic’s co-head of operations and co-CEO of Global Atlantic Re in Bermuda. Ms. Joyce began her career as an analyst at Goldman Sachs in New York in 1999. She also serves as a member of the board of directors of Symetra Financial Corporation, Merio Insurance Limited and Mereo Advisors Limited. Ms. Joyce holds a BS in management from Case Western Reserve University.
QUALIFICATIONS Ms. Joyce is qualified to serve on our Board of Directors because of her extensive experience in the areas of insurance and reinsurance.

Directors with Terms That Do Not Expire at the Annual Meeting
The following provides information with respect to the remaining members of our Board of Directors, including the specific experience and attributes that the Board believes each such director brings to the Company and the Board of Directors.
Mark A. Casale
Chairman of the Board of Directors, Chief Executive Officer and President Term Expires 2026
BACKGROUND
Mr. Casale is our founder and President and Chief Executive Officer, and has served a member of our Board of Directors since 2008, including as the Chairman of the Board of Directors since 2013. Mr. Casale has more than 25 years of financial services management experience, including senior roles in mortgage banking, mortgage insurance, bond insurance and capital markets. Founded in 2008 by Mr. Casale with $500 million of equity funding, Essent now manages approximately $240 billion of insurance in force. Under Mr. Casale’s leadership, Essent has become a leading mortgage insurer and reinsurer serving as a trusted and strong counterparty to lenders and GSEs and has enabled over two million borrowers to become homeowners. Mr. Casale continues to evolve the franchise using risk-based pricing and artificial intelligence-driven analytics to support his core mission of prudently growing shareholder value and promoting affordable and sustainable homeownership. Mr. Casale actively champions Essent’s philanthropic mission to support local and national organizations centered around children, housing, health and education. Mr. Casale has served on the boards of several educational organizations in the Philadelphia area, most notably the Board of Trustees of St. Joseph’s University from 2014 to 2023 and La Salle College High School as Trustee from 2017 to 2023 and elected to Emeritus Trustee in 2024. He currently serves as a member of the Board of Trustees for the Academy of Notre Dame de Namur in Philadelphia. Mr. Casale holds a BS in accounting from St. Joseph’s University and an MBA in finance from New York University.

QUALIFICATIONS
Mr. Casale is qualified to serve on our Board of Directors because of his experience in the mortgage and mortgage insurance industries as well as his extensive knowledge of our operations.

Aditya Dutt
Director Term Expires 2027
BACKGROUND
Mr. Dutt has served as a partner and the president of Aeolus Capital Management Ltd., a Bermuda-based reinsurance and insurance-linked securities (ILS) focused investment fund manager, since July 2021. Mr. Dutt previously held various roles with RenaissanceRe Ltd., a Bermuda-based reinsurance company, from 2008 to July 2020 including most recently serving as the senior vice president of RenaissanceRe Holdings Ltd., president of RenaissanceRe Underwriting Managers, Ltd. and a member of RenaissanceRe’s executive committee. Mr. Dutt’s responsibilities with RenaissanceRe included managing RenaissanceRe’s reinsurance joint ventures, and portfolio of strategic investments and leading the company’s corporate development and M&A efforts. Prior to joining RenaissanceRe, Mr. Dutt served as an executive director in Morgan Stanley’s investment banking division in New York and Hong Kong, responsible for executing strategic transactions including mergers, acquisitions, divestitures and capital-raising for the insurance and reinsurance industry. Prior to Morgan Stanley, Mr. Dutt worked at Salomon Brothers in the corporate finance and fixed income departments in Hong Kong. Mr. Dutt holds a BA in mathematics from Dartmouth College.
QUALIFICATIONS Mr. Dutt is qualified to serve on our Board of Directors because of his experience in the insurance and reinsurance industry.

Henna Karna
Director Term Expires 2027
BACKGROUND
Dr. Karna has more than 25 years of experience leading digital, data and analytics innovation across the high-tech, consumer packaged goods, risk management and insurance industries. From 2020 to 2023, Dr. Karna served as the global general manager of industry solutions for insurance, reinsurance and risk management at high-tech firm Google (Alphabet Inc.). From 2017 to 2020, Dr. Karna served as executive vice president and global chief data officer of AXA XL, the property and casualty, specialty risk, risk management and reinsurance subsidiary of AXA, a global insurance company. Prior to that, Dr. Karna served from 2015 to 2016 as a managing director and the global actuarial chief information officer of American International Group, Inc. (AIG), a multinational finance and insurance corporation, and held various roles with Verisk Analytics, Inc., a data and analytics and risk management firm, from 2009 to 2015, including most recently serving as the president of its Verisk Digital Services business unit. Outside of the insurance industry, Dr. Karna has also worked in the fields of artificial intelligence and genetic algorithms for Affinnova Inc., the NSA, and GTE Government Systems. Dr. Karna currently serves as a director of Hamilton Insurance Ltd., a Bermuda-based specialty insurance and reinsurance company. Dr. Karna is a Harvard Fellow focused on AI in the workplace, and holds an MBA from the Massachusetts Institute of Technology, PhD and masters degrees from the University of Massachusetts, and a BS in mathematical sciences from Worcester Polytechnic Institute.
QUALIFICATIONS Dr. Karna is qualified to serve on our Board of Directors because of her extensive experience in the areas of insurance and data analytics.
Roy J. Kasmar
Director Term Expires 2027
BACKGROUND
Mr. Kasmar is currently the president of Kazmar Co. LLC, which provides advisory services to the mortgage and mortgage insurance industry. Mr. Kasmar has over 30 years of experience in the mortgage and mortgage insurance industry. Prior to forming Kazmar Co. LLC, Mr. Kasmar served as the president of Radian Group Inc. and Radian Guaranty Inc., a private mortgage insurer, from 1999 to 2007. Prior to joining Radian, Mr. Kasmar served as the president and chief operating officer of Amerin Guaranty Corporation, a mortgage insurer, from 1996 to 1999. Additionally, Mr. Kasmar has held senior management positions with Prudential Home Mortgage, First Boston Capital Group and Chase Home Mortgage. Mr. Kasmar holds a BS in economics and business administration from Drury College and an MBA in finance from Fairleigh Dickinson University.

QUALIFICATIONS
Mr. Kasmar is qualified to serve on our Board of Directors because of his experience in the mortgage and mortgage insurance industries, including his prior role as president of Radian Group Inc. and Radian Guaranty Inc.

Douglas J. Pauls
Director Term Expires 2026
BACKGROUND
Mr. Pauls has over 30 years of experience in the areas of finance, accounting, internal controls, and financial reporting for public companies, including most recently senior roles with financial institutions. Mr. Pauls served as chief financial officer of BankUnited, Inc., a bank holding company, from 2009 until his retirement in 2013, and Mr. Pauls currently serves as a director of BankUnited, Inc. From 2008 until 2009, Mr. Pauls served as executive vice president of finance for TD Bank, NA following TD Bank’s acquisition of Commerce Bancorp, Inc. in March 2008. Prior to that, Mr. Pauls held several positions with Commerce Bancorp, Inc., including serving as its chief financial officer from 2002 until its acquisition by TD Bank and its chief accounting officer from 1995 to 2002. Earlier in his career, Mr. Pauls was a senior manager in the audit department of Ernst & Young in Philadelphia and Pittsburgh, Pennsylvania. Mr. Pauls holds a BA in economics from Dickinson College, for which he currently serves as the Chairman of its Board of Trustees.

QUALIFICATIONS
Mr. Pauls is qualified to serve on our Board of Directors because of his more than 30 years of experience as a corporate executive and his experience as a chief financial officer of publicly traded companies.

William Spiegel
Director Term Expires 2026
BACKGROUND
Mr. Spiegel currently serves as the chief executive officer and a board member of Accredited Insurance Holdings Inc., a specialty insurance business focused on the rapidly growing MGA market. Accredited was acquired by affiliates of Onex Partners in June 2024. Prior to his role at Accredited, Mr. Spiegel held several roles with R&Q Insurance Holdings Ltd. since January 2020, including most recently serving as its chief executive officer. Mr. Spiegel has over 30 years of private equity investment experience. Mr. Spiegel was co-president and a founding partner of Pine Brook Road Partners, LLC, an investment firm from 2006 to January 2020, where he was responsible for managing Pine Brook’s financial services investing activities and also served as a member of Pine Brook’s investment committee. Prior to joining Pine Brook, Mr. Spiegel was with The Cypress Group from its inception in 1994 until 2006. Prior to joining The Cypress Group, Mr. Spiegel worked in the Merchant Banking Group at Lehman Brothers. He has served on the board of directors of numerous companies, including eight publicly traded entities. Mr. Spiegel is currently a member of The University of Chicago Polsky Center for Entrepreneurship and Innovation Advisory Board and the Private Equity Counsel. Mr. Spiegel holds a BSc in economics from The London School of Economics and Political Science, an MA in economics from the University of Western Ontario and an MBA from The University of Chicago Booth School of Business.

QUALIFICATIONS
Mr. Spiegel is qualified to serve on our Board of Directors because of his experience in insurance and private equity fund management and his financial expertise, as well as his experience as a director and executive of public and private companies.

The Board of Directors and its Committees
Role of the Board
Governance is a continuing focus at the Company, starting with our Board of Directors and extending to management and all employees. The Board reviews the Company’s policies and business strategies and advises and counsels our CEO and other executive officers who manage the Company’s business. In addition, we solicit feedback from our shareholders and engage in discussions with various stakeholders on governance and executive compensation issues.
Our Board of Directors met four times during 2024. Each incumbent director attended at least 75% of the aggregate meetings of our Board of Directors held during 2024 and the meetings held by all Board committees on which he or she served. Although we do not have a policy regarding the attendance of our Board members at our annual general meetings of shareholders, we encourage all directors to attend our annual general meetings of shareholders.
Our non-employee and independent directors also hold regular meetings without our management being present. Our non-employee and independent directors held four such meetings in 2024.
Board Leadership Structure
Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of our Board of Directors, as our Board of Directors believes it is in our best interests to make that determination based on the position and direction of the Company and the membership of our Board of Directors.
Both the Chairman of the Board of Directors and Chief Executive Officer positions are currently held by Mr. Casale. Pursuant to our Corporate Governance Guidelines, in the event that the role of chairman is held by a member of our management, the independent members of our Board of Directors may designate one independent director to serve as the lead independent director. Mr. Spiegel currently serves as our lead independent director. Under the terms of our Corporate Governance Guidelines, the lead independent director has broad responsibility and authority, including:
•
organizing and presiding over all meetings of our Board of Directors at which the chairman is not present, including all executive sessions of our non-employee and independent directors;

•
serving as the liaison between the chairman and the non-employee directors;

•
overseeing the information sent to our Board of Directors by management;

•
approving meeting agendas and schedules for our Board of Directors;

•
facilitating communication between our Board of Directors and management; and

•
performing such other duties as requested by our Board of Directors.

We believe that having Mr. Casale serve as both our Chief Executive Officer and the Chairman of our Board of Directors, along with a lead independent director, is in the best interests of the Company and our shareholders at this time.
A number of factors support the leadership structure chosen by our Board, including, among others:
•
Mr. Casale has extensive knowledge of all aspects of us and our business and risks, our industry and our customers, is intimately involved in our day-to-day operations and is best positioned to elevate the most critical business issues for consideration by our Board of Directors;

•
our Board of Directors believes that having Mr. Casale serve in both capacities allows him to more effectively execute our strategic initiatives and business plans and confront our challenges;

•
the combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board of Directors and the independent leadership provided by our lead independent director and independent committee chairs; and

•
our Board of Directors believes that the appointment of a strong lead independent director and the use of regular executive sessions of the non-employee directors, along with the Board’s strong committee system and all directors being independent except for Mr. Casale, allow it to maintain effective oversight of management.

Determination of Director Independence
Our Board of Directors has considered whether our directors qualify as “independent” directors in accordance with NYSE listing requirements. The NYSE independence definition include a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us.
In its assessment of director independence, our Board considers all commercial, charitable and other transactions and relationships (including tenure of Board service) that any director or member of his or her immediate family may have with us, with any of our affiliates, or with any of our consultants or advisers. Our Board applies the same criteria for assessing independence for the purposes of each of the Audit Committee, Compensation Committee and Nominating, Governance and Corporate Responsibility Committee. Furthermore, in its assessment of a director’s independence for service on the Compensation Committee, our Board considers all factors that the Board believes specifically relevant to determining whether the director has a relationship which is material to such director’s ability to be independent from management in connection with his or her duties as a member of the Compensation Committee, including but not limited to any compensation payable to such director.
Based upon these standards, our Board of Directors has determined that only Mr. Casale is not considered to be independent, as he is a current employee of the Company. In making this determination, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.
Board Committees and their Roles
Our Board of Directors maintains standing Audit, Compensation, Nominating, Governance and Corporate Responsibility, Risk, and Technology, Innovation and Operations Committees. Each committee has a charter that, among other things, reflects what we believe to be the best current practices in corporate governance.
The table below provides 2024 membership and meeting information for each of the Board’s committees.
	Committee
Name	Audit	Compensation	Nominating, Governance and Corporate Responsibility	Risk	Technology, Innovation and Operations
Mark A. Casale
Aditya Dutt
Robert Glanville
Angela L. Heise
Henna Karna
Roy J. Kasmar
Allan Levine
Douglas J. Pauls
William Spiegel
Meetings in 2024	4	3	3	3	3
Chair	Member

Audit Committee
Committee Chair: Douglas J. Pauls Additional Members: Aditya Dutt Robert Glanville
Key Responsibilities:
•
Overseeing our financial reporting and other internal control processes.

•
Reviewing our financial statements.

•
Overseeing processes for monitoring the independent auditors’ qualifications, independence and compensation.

•
Overseeing the implementation of new accounting standards.

•
Communicating with the independent auditors on matters relating to the conduct of the audit and on critical audit matters expected to be described in the independent auditors’ report.

•
Assessing the performance of our internal audit function and independent auditors.

•
Ensuring our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics.

Our Board of Directors has determined that all of the members of the Audit Committee are independent, and meet the requirements for financial literacy, under applicable rules and regulations of the Securities and Exchange Commission (SEC) and the NYSE. Our Board of Directors has determined that each of Messrs. Pauls and Glanville is an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE.
The Audit Committee met four times during 2024.

Compensation Committee
Committee Chair: Allan Levine Additional Members: Douglas J. Pauls William Spiegel
Key Responsibilities:
•
Determining the compensation of our executive officers and directors.

•
Reviewing our executive compensation policies and plans.

•
Administering and implementing our equity compensation plans.

•
Preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting.

•
Coordinating the Company’s succession planning efforts for its chief executive officer and other senior executives.

•
Overseeing the “social” aspects of our sustainability programs.

Our Board of Directors has determined that all of the members of the Compensation Committee are independent under applicable rules and regulations of the SEC and the NYSE.
The Compensation Committee met three times during 2024.

Nominating, Governance and Corporate Responsibility Committee
Committee Chair: William Spiegel Additional Members: Allan Levine Douglas J. Pauls
Key Responsibilities:
•
Reviewing Board structure, composition and practices.

•
Making recommendations on these matters to our Board of Directors.

•
Reviewing, soliciting and making recommendations to our Board of Directors and shareholders with respect to candidates for election to the Board of Directors.

•
Overseeing our Board of Directors’ performance and self-evaluation process.

•
Developing and reviewing a set of corporate governance principles for the Company.

•
Overseeing the “governance” and “environmental” aspects of our sustainability programs.

Our Board of Directors has determined that all of the members of the Nominating, Governance and Corporate Responsibility Committee are independent under applicable rules and regulations of the SEC and the NYSE.
The Nominating, Governance and Corporate Responsibility Committee met three times during 2024.

Risk Committee
Committee Chair: Roy J. Kasmar Additional Members: Aditya Dutt Robert Glanville
Key Responsibilities:
•
Assisting with the oversight of key risks that we face.

•
Overseeing management’s identification, mitigation and monitoring of the Company’s material risks and exposures, current activities and products.

•
Reviewing management’s processes for monitoring and aggregating risks across the Company.

•
Overseeing compliance with material guidelines, policies and procedures governing the process by which management assesses and manages the Company’s material risks and exposures.

•
Overseeing the implementation, execution and performance of the Company’s enterprise risk management program.

•
Reviewing the Company’s capital management strategy and investment policy and investing activities.

The Risk Committee met three times during 2024.

Technology, Innovation and Operations Committee
Committee Chair: Angela L. Heise Additional Members: Henna Karna Roy J. Kasmar Douglas J. Pauls
Key Responsibilities:
•
Ensuring that our technology programs support our business objectives and strategies, and provide for appropriate data security and data privacy.

•
Identifying technology-related risks that could have a significant impact on our operations and pursuit of our long-term strategic goals.

•
Advising our senior technology and operations management teams.

•
Advising us on technology, innovation, data security and data privacy, and operations-related matters.

The Technology, Innovation and Operations Committee met three times during 2024.

Corporate Governance
Our Board of Directors and management have a strong commitment to effective corporate governance. We believe that we maintain a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the SEC, the NYSE, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the Board of Directors and Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics includes information regarding procedures established by the Audit Committee for the submission of complaints about our accounting or auditing matters. Our Code of Business Conduct and Ethics is applicable to our directors, executives and employees, and reflects and reinforces our commitment to integrity in the conduct of our business. Amendments to our Code of Business Conduct and Ethics and any grant of a waiver from a provision of our Code of Business Conduct and Ethics will be included in a current report on Form 8-K within four days of the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of the NYSE.
Our Audit Committee, on behalf of itself and our other non-employee directors, has established procedures to enable employees or other parties who may have a concern about our conduct or policies to communicate that concern. Our employees are encouraged and expected to report any conduct which they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics. In addition, our Audit Committee has established procedures pertaining to receiving, retaining, and treating complaints received regarding accounting, internal accounting controls, or auditing matters, and with respect to the confidential, anonymous submission by our employees of concerns regarding, among other things, questionable accounting or auditing matters. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing, or reported by phone through various internal and external mechanisms as provided on our internal website. Additional procedures by which internal communications may be made are provided to each employee.
Our Code of Business Conduct and Ethics prohibits any employee or director from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.
Succession Planning
Our Board of Directors, primarily through the Compensation Committee, assesses succession planning for management and leadership, with a primary focus on succession in the event of the unexpected incapacity of our Chairman of the Board of Directors, Chief Executive Officer and President. Our Corporate Governance Guidelines provide that our Chairman of the Board of Directors, Chief Executive Officer and President should at all times make available to our Board, on a confidential basis, his recommendations and evaluations of potential successors.
Share Ownership Guidelines
Both our non-employee directors as well as our senior executives (which we define as our Chief Executive Officer and each of his direct reports and includes all of our named executive officers) are required to maintain certain ownership levels of common shares during their service.
Each director and senior executive is required to own a minimum number of our common shares with an aggregate value equal to the following (or such lesser amount as the director or senior executive may have been granted to date):
Position	Minimum Value of Common Shares Held
Director	Five times annual cash compensation
Chief Executive Officer	Six times annual base salary
Other Senior Executives	Two times annual base salary

Furthermore, each director and senior executive must hold at least 50% of the common shares that we issue to that individual until he or she satisfies the applicable share ownership threshold, less any shares used to satisfy tax obligations arising from receiving common shares from us.
For the purposes of our share ownership guidelines, restricted common shares and restricted common share units subject to time-based vesting are treated as shares held by a director or senior executive. However, unvested performance-based restricted common shares and restricted common shares units are not treated as being owned until they are earned and vested.
Our non-employee directors and executive officers are also subject to our insider trading policy, which prohibits transactions in our securities outside of “window” periods (except pursuant to previously adopted, approved Rule 10b5-1 plans), including short sales on our shares, or the purchase or sale of options, puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to our equity.
Our Compensation Committee retains discretion to waive non-compliance with our share ownership guidelines in light of an individual director’s particular facts and circumstances from time to time.
As of December 31, 2024, our Chief Executive Officer, each of our senior executives and each member of our Board of Directors have met the applicable share ownership guidelines. Our directors are expected to satisfy their share ownership guidelines through their annual equity compensation grants in respect of their Board service.
Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
No Hedging Policy
Members of our Board of Directors, our executives and all other Company employees are prohibited from hedging their ownership or offsetting any decline in the market value of our common shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our common shares.
Clawback Policy
We have adopted an NYSE-compliant clawback policy which provides that we will promptly recover the amount of erroneously granted or paid incentive-based compensation from covered executives in the event that we are required to restate our financial statements due to material non-compliance with any financial reporting requirement under U.S. federal securities laws.
Compensation Committee Interlocks and Insider Participation
Allan Levine, Douglas J. Pauls and William Spiegel served as the members of our Compensation Committee during 2024. No member of our Compensation Committee is an officer or employee of our Company. None of our executive officers serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Availability of Committee Charters; Corporate Governance Guidelines; and Code of Business Conduct and Ethics
A copy of each of our Board committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics is published on our website at www.essentgroup.com. Our Bye-laws are filed with the SEC and can be found on the SEC’s website at www.sec.gov. Each of these documents is available in print to any shareholder upon request by writing to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Our Board of Directors regularly reviews corporate governance developments and modifies our committee charters and key practices and policies as our Board believes to be warranted.
Communications with our Board of Directors and Non-Employee Directors
Any shareholder or other interested party that desires to communicate directly with our Board of Directors, any committee of the Board of Directors or our non-employee directors as a group may do so by addressing the communication in care of our Secretary at

Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda with a request to forward the communication to the intended recipient. The Secretary’s office opens all such correspondence and forwards it to the relevant director or group of directors, except for items unrelated to the functions of the Board, including business solicitations or advertisements.
Board of Directors’ Role in Risk Oversight
Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant committees of the Board that report on their deliberations to the full Board. The oversight responsibility of our Board of Directors and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks. Our Board of Directors and its committees oversee risks associated with their respective principal areas of focus, as summarized below.
Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosures, compliance, internal control over financial reporting, financial policies and credit and liquidity matters and our enterprise risk management program.
Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans, and leadership and succession planning.
Nominating, Governance and Corporate Responsibility Committee	Risks and exposures associated with corporate governance and sustainability.
Risk Committee	Risks associated with insurance and investment portfolios and investment guidelines, including credit, underwriting, pricing risk, market risk and liquidity risk.
Technology, Innovation and Operations Committee	Risks and exposures related to technology, innovation, cyber and data security and privacy, and operations-related matters.
We maintain an internal disclosure committee consisting of certain members of our executive management and senior employees. The disclosure committee meets at least quarterly to bring together representatives from our core business functions and employees involved in the preparation of our financial statements so that the group may discuss any issues of which the members are aware that should be considered for disclosure in our public SEC filings. The disclosure committee reports to our President and Chief Executive Officer and our Senior Vice President and Chief Financial Officer.
Director Compensation
The Compensation Committee reviews and establishes the compensation of our non-employee directors. Our director compensation program is designed to compensate our non-employee directors for their service to the Company and the level of responsibility they have assumed in today’s corporate governance environment.
Our Compensation Committee retains the services of an independent compensation consultant, Korn Ferry, to review our non-employee director compensation program in comparison with market data. Each year the Compensation Committee, based on information provided by the independent compensation consultant, reviews the total annual compensation of the non-employee directors, with a goal of positioning director compensation at the median of our peer group at that time (for additional information regarding our peer group see below under “Executives and Executive Compensation—Compensation Discussion and Analysis—Peer Group Composition” on page 32). In February 2025, the Compensation Committee instructed Korn Ferry to re-evaluate the compensation that we pay to our Board of Directors. Based on information provided by Korn Ferry, the Compensation Committee did not elect to make any changes to our non-employee director compensation program, which was last amended effective January 1, 2024.

The compensation arrangements for the non-employee directors of the Board for 2025 is described below. Mr. Casale, the Chairman of the Board of Directors and our President and Chief Executive Officer, does not receive additional compensation for serving as a member of our Board of Directors.

Annual Cash Retainer	$150,000
Additional Annual Cash Retainer for Board Committee Chairpersons:
Audit Committee	$30,000
Compensation Committee	$25,000
Nominating, Governance and Corporate Responsibility Committee	$20,000
Technology, Innovation and Operations Committee	$25,000
Risk Committee	$25,000
Additional Annual Cash Retainer for Lead Independent Director	$30,000
Annual Equity Award(1)	$150,000

(1)
Award delivered in the form of restricted common share units granted under the Essent Group Ltd. 2013 Long-Term Incentive Plan, or 2013 Plan, on the date of our annual general meeting of shareholders, that vests on the first anniversary of the grant date. If a non-employee director joins our Board of Directors after the grant date for the annual equity award, such director will receive a prorated award based on the date that he or she joined our Board.

Our non-employee directors are required to maintain certain ownership levels of our common shares during their service as described above on page 22.
The following table sets forth compensation earned by our non-employee directors during the year ended December 31, 2024:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Aditya Dutt	150,000	150,052	—	—	—	3,214	303,266
Robert Glanville	150,000	150,052	—	—	—	3,214	303,266
Angela L. Heise	175,000	150,052	—	—	—	3,214	328,266
Henna Karna	150,000	150,052	—	—	—	3,214	303,266
Roy J. Kasmar	175,000	150,052	—	—	—	3,214	328,266
Allan Levine	175,000	150,052	—	—	—	3,214	328,266
Douglas J. Pauls	180,000	150,052	—	—	—	3,214	333,266
William Spiegel	200,000	150,052	—	—	—	3,214	353,266

(1)
The amounts reported in this column represent the aggregate grant date fair value of the restricted common share units granted in 2024 computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. For additional information, including a discussion of the assumptions used to calculate these values, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. On May 1, 2024, each of our continuing non-employee directors serving as of that date received 2,800 restricted share units in respect of their Board service through our 2024 Annual General Meeting of Shareholders.

(2)
Represents the value of dividend equivalent rights credited in respect of then outstanding unvested restricted common share unit awards pursuant to the terms of the applicable award agreements in connection with the payments of our quarterly dividends in the amount of $0.28 per share on each of March 22, 2024, June 10, 2024, September 10, 2024, and December 11, 2024. The March 22, 2024 dividend equivalent rights were credited to the then unvested 2,993 restricted share units granted on May 3, 2023, and the subsequent quarterly dividends were credited to the restricted share units granted on May 1, 2024.

Executives and Executive Compensation
Current Executive Officers
The following are biographical summaries of our executive officers, except for Mr. Casale, whose biography is included in the section entitled “The Board of Directors and its Committees—Information Concerning Directors and Director Nominees” above. Our executive officers are appointed by our Board of Directors and serve until their successors have been duly appointed and qualified or his or her earlier resignation or removal.
Christopher G. Curran
President – Essent Guaranty, Inc. since January 2022 (served as Senior Vice President, Corporate Development from 2011 – 2021) Age 60
BACKGROUND
Mr. Curran has more than 25 years of mortgage insurance, mortgage banking and financial services experience in the areas of operations, financial management, pricing, secondary marketing, capital markets, investor relations and corporate development. Prior to joining Essent, Mr. Curran served as senior vice president of pricing and operations for another mortgage insurer and held leadership positions with JP Morgan Chase and Advanta Corp. He began his career as a certified public accountant with Arthur Andersen LLP, specializing in financial services and securitization. Mr. Curran holds a BS in accounting from LaSalle University.

Mary Lourdes Gibbons
Senior Vice President, Chief Legal Officer and Assistant Secretary since 2008 Age 63
BACKGROUND
Ms. Gibbons has more than 25 years of experience in the mortgage industry. From 2003 to 2008, Ms. Gibbons served as chief legal officer of Wilmington Finance, Inc., a mortgage lender. Ms. Gibbons began her career at the U.S. Bankruptcy Court and White and Williams LLP, a law firm. Ms. Gibbons’ mortgage-related experience includes senior roles at ContiMortgage Corp. and Advanta Mortgage Corp. Ms. Gibbons holds a BS in marketing from St. Joseph’s University and a JD from The Delaware Law School.

Vijay Bhasin
Senior Vice President and Chief Risk Officer since 2009 Age 60
BACKGROUND
Dr. Bhasin has significant mortgage finance industry expertise, including multiple senior management positions specializing in mortgage risk. From 2006 to 2008, Dr. Bhasin served as a managing director of Countrywide Financial Corporation and Bank of America, with responsibility for economic capital assessment, asset liability management, counterparty credit risk measurement and structured credit analytics. Earlier in his career, Dr. Bhasin held management positions with the Federal Home Loan Mortgage Corporation (Freddie Mac), including serving as vice president overseeing development and implementation of a variety of mortgage credit and prepayment models. He has also held research positions with the Federal National Mortgage Association (Fannie Mae) and the Board of Governors of the Federal Reserve System. Dr. Bhasin holds a BS in mechanical engineering from the National Institute of Technology, Kurukshetra, India, an MBA in finance and marketing from Southern Illinois University, and a PhD in finance from Indiana University, Bloomington.

David B. Weinstock
Senior Vice President and Chief Financial Officer since 2023 (served as Vice President and Chief Accounting Officer from 2009 – 2023) Age 60
BACKGROUND
Mr. Weinstock has over 25 years of experience in the areas of finance, accounting and controls. Between 1998 and 2009, Mr. Weinstock held a series of senior management positions at Advanta Corp., including serving as its chief accounting officer and vice president of investor relations. Prior to joining Advanta, Mr. Weinstock was a senior manager at Arthur Andersen LLP. Mr. Weinstock holds a BS in accounting from The Pennsylvania State University and is a certified public accountant.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes our executive compensation programs, including the oversight of such programs by our Compensation Committee and the rationale and processes used to determine the compensation for the Company’s named executive officers (“NEOs”) and provides a detailed description of those programs. This CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section.
This discussion focuses on the compensation provided to the Company’s NEOs during 2024, who were:
Name	Title
Mark A. Casale	Chairman of the Board of Directors, President and Chief Executive Officer
Christopher G. Curran	President, Essent Guaranty, Inc.
Mary L. Gibbons	Senior Vice President, Chief Legal Officer and Assistant Secretary
Vijay Bhasin	Senior Vice President and Chief Risk Officer
David B. Weinstock	Senior Vice President and Chief Financial Officer
Executive Summary
As discussed above starting on page 2 under “Proxy Statement Summary—2024 Financial Highlights”, Essent continued to deliver strong financial results in 2024. In 2024, we earned $729 million or $6.85 per diluted share, compared to net income of $696 million or $6.50 per diluted share in 2023, while generating a 14% return on average equity. Total revenues increased by 12% to $1.2 billion in 2024, attributable to a 2% growth of the mortgage insurance (MI) insurance-in-force (IIF), a 19% increase in net investment income, and the inclusion of a full year of title insurance revenues. Our book value per share grew by approximately 11%, ending the year with GAAP equity of $5.6 billion.
Despite the broader market’s continuing focus on interest rates in 2024, credit remains the primary driver of our results. The MI industry has benefited from the post-GFC regulatory credit guardrails, which are firmly in place today. The credit quality of our IIF continues to be strong, with a weighted average FICO® of 746, a weighted average original LTV of 93%, and limited layered risks. Our MI portfolio default rate ended 2024 at 2.27% compared to 1.80% at the end of 2023, reflecting the aging of our MI portfolio and the normalization of credit performance. Defaults relating to Hurricanes Helene and Milton increased our MI portfolio default rate by approximately 0.25%.

From the perspective of interest rates, as a portfolio business, MI is less dependent on rate-impacted transaction activities than other sectors within the housing ecosystem. Despite a challenging origination environment in 2024, we wrote $46 billion of new insurance written (NIW), ending the year with $244 billion of IIF, up 2% from a year ago. Our in-force MI book has a weighted average note rate of 4.9% and nearly 60% of the book has a note rate of 5.5% or lower. Ending the year with 12-month persistency of 86%, we expect persistency to remain elevated in the current rate environment, which helps support the duration of earned premiums.
High interest rates continued to be a tailwind for investment income. We generated net investment income of $222 million in 2024, up 19% from 2023. The size of our investment portfolio continued to grow, and we ended the year with total investments and cash of $6.3 billion compared to $5.7 billion a year ago.
Essent’s 2024 Performance
Diluted Earnings Per Share	• $6.85 per share for the year ended December 31, 2024.
New Insurance Written	• Insurance-in-force of our mortgage insurance portfolio grew by 2% in 2024, to $243.6 billion, due in large part to 12-month persistency of 86% as of the end of 2024.
Group Unit Economics	• 15.8% for new business written in 2024.
Bermuda-Based Reinsurance Business	• Essent Re generated $78.1 million in revenue from third-party business for the year ended December 31, 2024.
Risk Mitigation
•
$363.4 million of aggregate excess of loss reinsurance coverage on an existing portfolio of mortgage insurance policies written in 2023 and 2024 that was fully collateralized at inception by insurance linked notes issued by Radnor Re 2024-1 Ltd., an unaffiliated special purpose insurer domiciled in Bermuda.

•
Entered into quota share and excess of loss reinsurance agreements with panels of third-party reinsurers covering mortgage insurance policies written in 2024.

Other Highlights
•
S&P Global Ratings upgraded the financial strength ratings of both Essent Guaranty and Essent Re from BBB+ to A- in January 2024.

•
Completed a $500 million senior note offering in June 2024, with a portion of the proceeds used to repay our existing $425 million term loan.

•
Increased revolving credit facility to $500 million and extended its maturity to 2029.

•
Payment of quarterly dividends of $0.28 in 2024 (increased to $0.31 in March 2025).

Executive Compensation Highlights
Consistent with our emphasis on performance-based compensation (see “—Compensation Philosophy” below), the actual incentive compensation paid to our named executive officers for 2024 was above target. The Compensation Committee of our Board of Directors, which we refer to as the “Compensation Committee” or the “Committee” in this CD&A, awarded each of our named executive officers above-target incentive compensation under our annual bonus plan for 2024 representing 160%, 150%, 130%, 135% and 175% of the annual incentive compensation targets for Messrs. Casale, Curran, Bhasin and Weinstock and Ms. Gibbons, respectively.
The Compensation Committee, with the assistance of its independent compensation consultant, Korn Ferry, engages in an ongoing review of our executive compensation program to determine that it supports the competitive compensation philosophy established by the Committee and ultimately serves the interests of our shareholders. For 2024, the Committee followed a similar process that it has used in prior years:
•
Process used for compensation determinations.   The Committee reviewed external market data presented by its independent compensation consultant to aid it in setting market-based compensation levels. The committee also considered individual and Company performance, skill sets, experience, leadership, growth potential, and other business needs as well as current best practices and developments when making compensation decisions.

•
Total target cash compensation.   Total target cash compensation for 2024 was targeted between the 25th and 50th percentiles of our peer group (see “—Compensation Objectives and Principles” on page 33 for additional information).

•
Annual equity compensation.   We continued to make annual long-term equity incentive grants to our Chief Executive Officer and other named executive officers.

In February 2024, the Compensation Committee adjusted Mr. Weinstock’s annual compensation as follows:
•
Mr. Weinstock’s annual base salary was increased to $400,000 effective January 1, 2024; and

•
the target long-term equity incentive award for Mr. Weinstock was increased to 150% of his annual base salary, with 50% of such award being subject to performance- and time-based vesting and 50% of such award being subject to time-based vesting over a three-year period.

The Compensation Committee made these adjustments to better align to Mr. Weinstock’s compensation with that of chief financial officers of our peers group members.
Based on our financial results for the year ended December 31, 2023 and the relative total shareholder return of our stock relative to the S&P 1500 Financial Services Index, the Compensation Committee certified in February 2024 that the performance targets for the three-year performance period commencing January 1, 2021 had been achieved at the 133% level.
Advisory Vote on Compensation
At our 2024 Annual General Meeting of Shareholders, our “say on pay” proposal resulted in a favorable vote from approximately 72.5% of the shares cast. This was a significant departure from our historic vote support and well below the level that our Board of Directors considers to be acceptable. We take alignment between shareholders and management very seriously, as evidenced by a long track record of strong shareholder support of our say on pay votes. As such, the Board felt that it was appropriate to reach out to a significant majority of our investors, as defined by ownership, to better understand their views on our executive compensation program. Prior to our 2024 Annual General Meeting of Shareholders, we contacted our top 25 shareholders, representing approximately 75% of our shares outstanding. We ultimately held one-on-one meetings with 8 investors that accepted our invitation to engage, collectively representing over 35% of our ownership as of December 31, 2024.
During these calls, investors provided valuable feedback on our executive compensation practices and their perspectives on governance, ESG and shareholder rights more generally. A summary of their feedback on our compensation program and how we responded is below:
What we heard	How we responded
A few investors suggested that we add additional disclosure, to the extent applicable, regarding our rational for setting key financial targets impacting executive compensation at levels below the results from the prior year.	We have added additional disclosure to address these concerns.
A few investors requested additional context around our peer group selection.	We have added additional disclosure to address these concerns.
Many investors indicated that they felt the current executive compensation program historically had appropriately aligned pay and performance.	We intend to continue with our historic compensation program.
Investors were appreciative of the opportunity to engage with us and express their views on our executive compensation program, corporate governance, ESG program and other issues.	We intend to continue to engage shareholders periodically on any significant changes in our executive compensation program, as well as on corporate governance and ESG matters.
The Compensation Committee will continue to work to ensure that our executive officers’ interests are aligned with our shareholders’ interests to support long-term value creation and to continue to strengthen the Company.
Executive Compensation Best Practices
We maintain strong compensation governance practices that we believe support our pay-for-performance principles and align management incentives with the interests of our shareholders. We have adopted a number of “best practices” with respect to executive compensation, including:
	What We Do		What We Don’t Do
✓	A significant portion of target annual compensation for our named executive officers is “at-risk” compensation, including performance-based incentive and long-term equity-based awards.	✘	No significant perquisites.
✓	Maintain robust share ownership guidelines.	✘	No special retirement plans for our named executive officers.
✓	Double-trigger equity vesting in respect of time-based restricted common shares upon a change in control.	✘	No re-pricing of stock options without shareholder approval.
✓	Prohibit employees from hedging the value of our common shares.	✘	No tax gross-ups on excise taxes.
✓	Retain an independent compensation consultant to review our executive compensation program and practices.	✘	No dividends or dividend equivalents are paid in respect of unearned performance-based restricted common shares.

	What We Do	What We Don’t Do
✓	Engage with our shareholders.
✓	Design our executive compensation programs to manage business and operational risk and to discourage short-term risk taking at the expense of long-term results.
✓	NYSE-compliance clawback policy in the event of a financial restatement.
Compensation Philosophy
Our compensation philosophy centers upon:
•
attracting and retaining industry-leading talent to maximize shareholder value creation over the long-term by targeting compensation levels that are competitive when measured against other companies within our industry;

•
emphasizing performance-based compensation that appropriately rewards our executives for delivering financial, operational and strategic results that meet or exceed pre-established goals, as reflected in our performance-based annual incentive program as well as through the use of restricted common shares subject to performance-based vesting in our long-term incentive program;

•
rewarding individual performance and contribution to our success; and

•
aligning the interests of our executives with those of our shareholders and the long-term interests of the Company through equity ownership requirements and grants of equity-based awards.

Compensation Committee—Role and Permitted Members
The Compensation Committee oversees the compensation and benefit programs of our executive officers, including each of our named executive officers. The Committee is responsible for ensuring that our compensation policies and practices support the successful recruitment, development, and retention of executive talent and leadership required to achieve our business objectives. The responsibilities of the Compensation Committee include:
•
approving the goals and objectives relating to our Chief Executive Officer’s compensation, evaluating the performance of our Chief Executive Officer in light of such goals and objectives, and setting the compensation of our Chief Executive Officer based on this evaluation;

•
approving the salaries and annual incentive awards of each of our other named executive officers, taking into account the recommendation of our Chief Executive Officer and such other information as the Compensation Committee believes is appropriate;

•
administering our equity incentive plans, including authorizing grants of restricted common shares, restricted common share units, performance units, options and other equity-based awards under these plans;

•
retaining and terminating, in its sole discretion, third party consultants to assist in the evaluation of director and executive compensation (with sole authority to approve any such consultant’s fees and other terms of engagement); and

•
assessing the appropriate structure and amount of compensation for our directors.

The Compensation Committee is made up entirely of “independent” directors, consistent with the current listing standards of the NYSE. Each member of the Committee also qualifies as a “non-employee director” as defined under Section 16 of the Securities Exchange Act of 1934.
Role of Management and the Chief Executive Officer in Compensation Decisions
The Compensation Committee strongly believes in aligning the interests of our named executive officers and other executives with those of our shareholders through an executive compensation program designed with input from our Chief Executive Officer who is in regular dialogue with the Committee and, as appropriate, the Committee’s independent compensation consultant, regarding internal, external, cultural, business and motivational challenges and opportunities facing us and our executive talent. To that end, our management team analyzes, with assistance from the Committee’s independent compensation consultant, trends and may recommend improvements to the compensation programs.
Our Compensation Committee seeks the views of our Chief Executive Officer in setting and administering our executive compensation programs. In particular, at the beginning of each year, Mr. Casale, the Chairman of our Board of Directors and our Chief Executive Officer, oversees the development of corporate and individual goals for purposes of annual and long-term compensation of each of our named executive officers (other than himself). These goals are derived from our corporate business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. The Compensation Committee reviews these goals with Mr. Casale, adopts revisions it deems appropriate and determines the final goals for annual and long-term compensation.

Following the end of each year, Mr. Casale reviews with the Compensation Committee the achievement of corporate, business unit/regional and individual goals and the performance of each named executive officer (other than himself), and presents his recommendations (without any recommendation as to his own compensation) regarding base salary adjustments, annual bonus, and long-term equity awards for our named executive officers (other than his own) to ensure alignment of shareholder interests with each executive’s goals as well as to reward the executive for their performance. Although the Committee receives management’s input with respect to executive compensation, all decisions regarding compensation for our named executive officers are made by the Committee. With respect to the non-quantitative performance measures applicable to our named executive officers other than Mr. Casale, the Compensation Committee relies heavily on the views of Mr. Casale. As our Chief Executive Officer, Mr. Casale oversees the day-to-day performance of the other named executive officers. As such, our Compensation Committee believes that he is well positioned to evaluate their performance and make recommendations as to their overall compensation.
Independent Compensation Advisor
The Compensation Committee has the power to hire and fire independent compensation consultants, legal counsel, or financial or other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of the Company’s management. The Committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities. The Compensation Committee continued to retain Korn Ferry as its independent compensation consultant through 2024. Korn Ferry reports directly to, and is directly accountable to, the Committee, and the Committee has the sole authority to retain, terminate, and obtain the advice of Korn Ferry at the Company’s expense. The Compensation Committee has selected Korn Ferry as its consultant because of its expertise and reputation and the fact that Korn Ferry has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure that it maintains its independence. The Compensation Committee partnered with Korn Ferry throughout 2024 on various executive compensation matters, including a review of the Company’s compensation programs. The Committee, with the assistance of its independent compensation consultant, monitors market compensation practices and developments, as well as the appropriateness of the various components of the executive pay program, as our business progresses and evolves with anticipated growth and changing market conditions.
The Compensation Committee annually assesses the independence of Korn Ferry pursuant to the rules of the SEC and the listing standards of the NYSE rules. In performing the annual independence assessment, the Committee considers various factors bearing on adviser independence, including the nature and amount of work performed for the Committee during the year, the nature of any unrelated services performed for the Company, the amount of fees paid for those services in relation to the firm’s total revenues, the adviser’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact the adviser’s independence. Pursuant to SEC and NYSE rules, the Committee assessed the independence of Korn Ferry and determined that Korn Ferry’s work for the Committee has not raised any conflicts of interest. During 2024, we paid Korn Ferry approximately $89,000 in fees for its services to the Compensation Committee relating to executive and director compensation.
Peer Group Composition
In making compensation decisions, the Compensation Committee considers competitive market data presented by its independent compensation consultant, including data derived from a peer group of companies approved by the Committee.
In selecting peers, the Compensation Committee seeks to maintain consistency from year to year, to the extent appropriate, and the Compensation Committee’s intention is to update its peer group every other year (other than for events potentially calling for the immediate elimination of a peer group member, such as a merger, acquisition, or bankruptcy of a peer group member). The Compensation Committee selected the members of this peer group based on the consideration of the size (measured by revenue, market capitalization and profitability), industry, the organizational complexity of each company, the companies that we compete with for experienced executives, and the recommendations of its independent compensation consultant.
The Compensation Committee elected to use the following peer group for purposes of evaluating compensation for 2024, consisting of 15 publicly traded companies:

•
Arch Capital Group Ltd.

•
Assured Guaranty Corporation

•
Enact Holdings, Inc.

•
Fidelity National Financial Inc.

•
First American Financial Corp.

•
MGIC Investment Corp.

•
Mr. Cooper Group Inc.

•
Old Republic International Corporation

•
OneMain Holding, Inc.

•
NMI Holdings, Inc.

•
PennyMac Financial Services, Inc.

•
Radian Group Inc.

•
RenaissanceRe Holdings Ltd.

•
Stewart Information Services Corp.

•
W. R. Berkley Corp.

The peer group for 2024 reflected above includes the following changes approved by the Committee in November 2023:
•
Genworth Financial, Inc. was removed from the peer group and was replaced with Enact Holdings, Inc., a publicly traded (since 2021), majority-owned subsidiary of Genworth Financial, Inc. which is a monoline mortgage insurance company;

•
Markel Group Inc. was removed from the peer group due to its large size and business fit considerations; and

•
Old Republic International Corporation and OneMain Holding, Inc. were added to the peer group due to their operations in the financial services industry and their size relative to ours.

The Compensation Committee believes that the current peer group best represents where we would find the talent necessary to operate Essent, both at its present levels of revenue and operations as well as to drive our future growth.
Compensation Objectives and Principles
The Compensation Committee believes that the establishment and maintenance of a competitive executive compensation program is in the best interests of our shareholders. Consistent with our compensation philosophy, the executive compensation program approved by the Compensation Committee is designed to facilitate the attraction and retention of top-caliber talent, and to align the interests of our executives with those of our shareholders. For our fiscal year 2024:
•
target cash compensation of our named executive officers was determined to target the 25th to 50th percentiles of our peer group (see “—Peer Group Composition” above); and

•
annual incentive opportunities for our named executive officers as a percentage of base salary were determined to target the 50th percentile (median) relative to our peer group.

Elements of Compensation
In accordance with our overall compensation philosophy and program, executives are provided with a mix of base salary, annual incentives, long-term incentives, and retirement and welfare benefits. Our compensation philosophy places a greater portion of the potential compensation for each named executive officer “at risk” such that compensation will vary based on performance. The following table describes the key elements of compensation and the philosophy behind providing each such element:
Compensation Element	Description	Philosophy Behind Providing Compensation Element
Annual Compensation:
Annual Base Salary	• Fixed component of annual cash compensation that reflects expertise and scope of responsibilities	• Attract and retain key talent • Provide financial certainty and stability • Recognition of individual performance
Performance-Based Annual Incentive	• Cash bonus plan based on performance relative to Company and individual objectives.
•
Incentivize and motivate our named executive officers to meet or exceed our pre-established annual performance goals

•
Attract and retain key talent

•
Reward team success

•
Align named executive officers’ and shareholders’ interests

•
Discourages excessive risk taking

Long-Term Compensation:
Long-Term Incentive Program	• A long-term incentive program using time-vested and performance-based restricted common share awards, with performance-vested awards subject to a multi-year performance period
•
Foster a focus on long-term Company performance and long-term success

•
Attract and retain key talent

•
Align named executive officers’ and shareholders’ interests

•
Discourages excessive risk taking

Other Executive Benefits:
Retirement Programs	• Participation in a 401(k) defined contribution plan, including a matching contribution of 100% of a participant’s contribution up to 5% of the participant’s compensation	• Attract and retain key talent • Provide income security for retirement

Compensation Element	Description	Philosophy Behind Providing Compensation Element
Perquisites	• Financial planning services • Diagnostic wellness examinations	• Assist with financial planning needs so executives can better focus on key responsibilities • Allow executives to focus on general health and well being
The Compensation Committee reviews all elements that collectively contribute to total compensation rather than any specific formula to determine the allocation between performance-based and guaranteed compensation in making its decisions each year. This process ensures that judgments made in respect of any individual element of compensation are taken in the context of the total compensation that an individual receives, particularly the balance between base salary, annual incentives and long-term incentives.
Base Salary
Base salaries are an important element of compensation and provide our executive officers with a fixed rate of cash compensation that is “non-variable” during the relevant period. In determining base pay, our Compensation Committee considers the executive’s responsibilities, growth potential, individual performance against predetermined objectives, base salary competitiveness as compared to the external market, and our operating performance.
Although the Compensation Committee targeted base salary for 2024 between the 25th and 50th percentiles of our peer group (see “—Peer Group Composition” above), actual base salary may be above or below that range based on the Committee’s review of the underlying scope of a named executive officer’s responsibilities, individual performance and experience, internal pay equity, and retention concerns. The Compensation Committee strives to maintain base salaries at levels that will attract top talent, while linking a significant portion of an executive’s total compensation opportunity to our success.
The annual base salaries for our named executive officers for 2024 were:
Name	2024 Base Salary
Mark A. Casale	$1,000,000
Christopher G. Curran	$650,000
Mary L. Gibbons	$500,000
Vijay Bhasin	$450,000
David B. Weinstock	$400,000
Performance-Based Annual Incentive Compensation
Our Board of Directors approved, and our shareholders first adopted, the Essent Group Ltd. Annual Incentive Plan in 2013, which we refer to as the “Annual Plan.” The Annual Plan was re-approved by our shareholders at our 2017 Annual General Meeting of Shareholders.
In 2024, incentive awards were made under our annual leadership bonus program pursuant to the Annual Plan. The Annual Plan is intended to advance the interests of the Company and its shareholders by:
•
providing those employees designated by the Compensation Committee, which may include our named executive officers, senior vice presidents, other senior executives, and other employees, incentive compensation tied to pre-established performance goals;

•
identifying and rewarding superior performance;

•
providing competitive compensation to attract, motivate, and retain outstanding employees who achieve superior performance for us; and

•
fostering accountability and teamwork throughout the Company.

In accordance with the terms of the Annual Plan, the Compensation Committee established our fiscal year (which coincides with the calendar year) as the performance period, designated those executives eligible to participate, set the level of potential awards, and determined the financial targets or other performance measures which, if attained, result in payment of awards under our annual leadership bonus program for 2024.
Performance Targets for Past Year/Performance Period
The table below sets forth each named executive officer’s 2024 threshold, target, and maximum annual incentive opportunities under our annual leadership bonus program, expressed as a percentage of base salary.

2024 Annual Incentive Opportunity Expressed as a Percentage of Base Salary
Name	Threshold	Target	Maximum
Mark A. Casale	131.25%	175%	306.25%
Christopher G. Curran	75%	100%	175%
Mary L. Gibbons	75%	100%	175%
Vijay Bhasin	75%	100%	175%
David B. Weinstock	75%	100%	175%
The weighting of corporate and individual performance goals for annual incentive compensation opportunities varies among our named executive officers.
2024 Annual Incentive Opportunity—Weighting of Goals
Name	Corporate Goals	Individual Goals
Mark A. Casale	100%	—
Christopher G. Curran	75%	25%
Mary L. Gibbons	50%	50%
Vijay Bhasin	50%	50%
David B. Weinstock	50%	50%
We believe that our corporate and individual goals in concert help ensure that executives are focused on creating long-term value for our shareholders by effectively growing in a profitable manner with an emphasis on the long-term prospects of the Company.
With respect to corporate goals, the annual incentive opportunity for 2024 was designed to focus our named executive officers on both quantitative and qualitative financial and strategic goals. The following table summarizes the corporate performance goals for 2024 applicable to our named executive officers that were approved by the Compensation Committee in February 2024. Management and the Compensation Committee view the substance and nature of the subjective corporate-level strategic accomplishments to be proprietary and sensitive.
2024 Annual Incentive Plan Performance Goals
Goal	Weighting	Threshold	Target	Maximum	Actual
Optimize portfolio growth, efficiently leveraging operating infrastructure	30%	$5.00 diluted earnings per share at 10% return on equity	$6.00 diluted earnings per share at 12.0% return on equity	$7.00 diluted earnings per share at 14% return on equity	$6.85 diluted earnings per share at 13.6% return on equity
Grow core U.S. mortgage insurance and reinsurance franchise with new business value creation: Total revenue for the year ended December 31, 2024:	15%	$1.0 billion	$1.2 billion	$1.4 billion	$1.24 billion
Group unit economics (for 2024 new business written):	15%	10%	13%	16%	15.8%
Grow Essent Re mortgage insurance franchise (revenue from 3rd party reinsurance for year ended December 31, 2024)	15%	$70 million	$80 million	$90 million	$78.1 million
Strategic accomplishments	25%	as determined by the Compensation Committee in February 2024			all strategic accomplishments were completed
In setting the corporate goals for 2024, the Compensation Committee considered a number of macroeconomic trends widely expected at that time to impact the mortgage and housing industries in particular. Most prominent among the factors considered was the impact of continuing high mortgage rates on home buying and mortgage refinance activity, which could directly and negatively affect the amount of new insurance written in 2024 and the revenue generated by our title and settlement services operations. The Compensation Committee also considered the probability of a variety of other potentially adverse economic conditions in 2024 such as higher unemployment and a slowdown in overall economic growth that could ultimately manifest in higher levels of defaults in our mortgage insurance portfolio than we have experienced in the last several years. In light of these economic trends and considerations, in February 2024, the Compensation Committee set the target earnings per share and group unit economics goals for the year at levels which were slightly lower than the actual earnings per share and group unit economics achieved in 2023, reflecting in particular the Company’s expectation of higher defaults in 2024. The earnings per share target for 2024 was, however, set at a higher level than the earnings per share target for 2023.
In determining the annual incentive award for each of our named executive officers (other than Mr. Casale), the Compensation Committee considered the achievement of the following individual performance goals:
Name	Individual Performance Goals
Christopher G. Curran
•
Based on current economic environment, Essent’s insured portfolio and the composition of monthly NIW, identify areas to shape Essent’s portfolio to optimize unit economics while reducing risk.

•
Effectively manage operating expenses to optimize MI platform and grow Essent franchise.

•
Develop and execute strategies to achieve NIW, client activation and maintenance goals while growing insurance in-force.

•
Enhance Essent EDGE’s resiliency with TU integration as backup credit bureau.

•
Continue to enhance and invest in platform modernization, including deployment into production of proprietary automated underwriting system.

•
Support efforts to integrate title insurance business by leveraging MI platform and its functional areas.

Mary L. Gibbons
•
Initiate legal department processes and systems to support oversight and control of litigation and other legal work and expenses

•
Support the integration of the title insurance businesses into Essent; continue integration of licensing and compliance functions of title insurance business into Essent’s processes.

•
Support other departments in completion of corporate initiatives.

•
Integrate title insurance employees into Essent’s MBO and performance management and recruiting and onboarding systems.

•
Oversee completion of remodeling of US and Bermuda corporate headquarters; develop long term plan for existing title insurance office facilities.

Vijay Bhasin
•
Continue to enhance EssentEDGE risk management and pricing tool and models, including the TU integration.

•
Support 2024 corporate goals around NIW and expanding the franchise.

•
Provide oversight and support for proprietary automated underwriting system.

•
Provide risk expertise and analytics to support other corporate cross functional priorities and initiatives.

•
Support title insurance business, including development of blueprint to expand risk function into this line of business.

•
Manage expenses related to risk management functions.

David B. Weinstock
•
Actively assist other departments in evaluating opportunities to further optimize capital structure and financial flexibility; evaluate opportunities to further optimize capital structure and financial flexibility.

•
Invest available cash in the investment portfolio while managing to company liquidity targets; evaluate potential actions in response to developments in financial markets and broad macro conditions.

•
Enhance accounting functions and internal controls within the title insurance business.

•
Build out depth in accounting and finance capabilities to increase the department’s efficiency and productivity.

•
Complete the implementation of the finance technology tools currently in process; explore other tools to enhance the finance team’s productivity.

Based on the achievement of corporate and, as applicable, individual, performance goals, the Compensation Committee approved annual incentive awards in the following amounts for each of our named executive officers, all of which was paid in cash.
Name	Target Annual Incentive Bonus – 2024	Annual Incentive Bonus Award – 2024	% of Target
Mark A. Casale	$1,750,000	$2,800,000	160%
Christopher G. Curran	$650,000	$975,000	150%
Mary L. Gibbons	$500,000	$875,000	175%
Vijay Bhasin	$450,000	$585,000	130%
David B. Weinstock	$400,000	$540,000	135%
Long-Term Equity Incentive Compensation
Through our long-term equity incentive program, we provide our senior executives, including each of our named executive officers, the opportunity to earn equity awards which are in part contingent on the attainment of multi-year performance goals. Our long-term equity incentive awards provide balanced equity incentives that reward executives’ focus on delivering both financial results and long-term growth. Equity-based compensation is used in order to facilitate retention, provide long-term motivation and focus our executives on increasing shareholder value. In addition, we believe that our long-term equity incentive compensation program balances the risks associated with short-term incentive compensation that may reward behavior with short-term benefits that may be less beneficial over the long-term. The target long-term equity incentive awards are designed to achieve, when combined with the executive’s base salary and target annual incentive compensation opportunity, total compensation at approximately the 50th percentile of comparable positions at peer group companies (see “—Peer Group Composition” above).
For 2024, the target annual long-term equity incentive awards for our named executive officers were as follows:
•
Mr. Casale—600% of his annual base salary, with 75% of such award being subject to performance- and time-based vesting and 25% being subject to time-based vesting over a three-year period;

•
Messrs. Curran and Bhasin and Ms. Gibbons—200% of his or her respective annual base salary, with 50% of such award being subject to performance- and time-based vesting and 50% being subject to time-based vesting over a three-year period; and

•
Mr. Weinstock—150% of his annual base salary, with 50% of such award being subject to performance- and time-based vesting and 50% being subject to time-based vesting over a three-year period.

The following table sets forth the annual long-term equity incentive awards granted to our named executive officers in 2024:
Name	Restricted Shares/ Restricted Shares Units Subject to Time-Based Vesting	Restricted Shares/Restricted Share Units Subject to Time- and Performance- Based Vesting(1)	Total Restricted Shares/ Restricted Share Units Granted
Mark A. Casale	27,845	167,069	194,914
Christopher G. Curran	12,067	24,133	36,200
Mary L. Gibbons	9,282	18,564	27,846
Vijay Bhasin	8,354	16,707	25,061
David B. Weinstock	5,569	11,138	16,707

(1)
Represents maximum number of shares that may vest under the awards if the applicable performance metrics are satisfied at the maximum levels.

The time-vested restricted common shares and restricted common share units vest in equal annual installments during the three-year period commencing on March 1, 2024, subject to the executive’s continuous employment through each such vesting date.
The performance-vested restricted common shares and restricted common share units, which were issued at the maximum 200% of target, become earned upon the Company’s achievement of a combination of compounded annual book value per share growth percentage and relative total shareholder return percentage as set out in the following table (with straight line interpolation between the respective levels) during the three-year performance period commencing on January 1, 2024, and any earned shares will vest on March 1, 2027, subject to the executive’s continuous employment through such date:

		Relative Total Shareholder Return vs. S&P 1500 Financial Services Index
		≤25th percentile	50th percentile	≥75th percentile
Three-Year Book Value Per Share CAGR	12%	100%	150%	200%
	11%	75%	125%	175%
	10%	50%	100%	150%
	8%	25%	75%	125%
	7%	0%	50%	100%
All outstanding restricted common shares and restricted common share unit awards are eligible to participate in our quarterly dividends, with any dividends in respect of unvested shares and units retained by the Company until such time, if ever, as the underlying share or unit is vested. Retained dividends made in cash will be deemed reinvested in notional common shares (“dividend equivalent rights”) such that upon release and distribution of such retained dividend to the award holder, the executive will be entitled to receive on the date of such release an amount of cash or the number of whole shares or a combination thereof, as determined by our Compensation Committee, the aggregate fair value of which will be equal to the fair market value of the notional common share or unit to which such released retained dividends relate.
Other Elements of Compensation
As described below, we also provide certain retirement benefits and welfare benefits to our named executive officers.
Retirement Benefits
Our eligible employees, including each of our named executive officers, are eligible to participate in a tax-qualified 401(k) retirement plan. In addition to being able to make contributions (up to tax law limits), participants are eligible for a Company matching contribution of 100% of their contributions up to 5% of their eligible compensation. The matching contribution is provided on the same basis to our named executive officers as all other employees who participate in the plan. The amounts contributed to the 401(k) plan on behalf of each of the named executive officers are listed in the Summary Compensation Table elsewhere in this proxy statement.
Perquisites
We do not have a formal perquisite policy and do not emphasize special perquisites for our executive officers, although the Compensation Committee periodically reviews perquisites for our named executive officers. Rather, there are certain specific perquisites we have agreed to provide particular executives based on their specific situations. In particular, each of our named executive officers is entitled to participate in the Company’s financial counseling and diagnostic wellness programs as in effect from time to time.
Medical and Other Welfare Benefits
Our named executive officers, along with all of our other employees, are eligible to participate in medical, dental, life, accidental death and disability, long-term disability, short-term disability, and other employee benefits. The purpose of these plans is to provide competitive benefits to our employees and to help to attract and retain employees by offering a comprehensive package of benefits.
Termination, Severance and Change in Control Benefits
The employment agreements with each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons provide severance payments and benefits upon certain qualifying terminations of employment. In addition, upon certain qualifying terminations following, or in some circumstances upon the occurrence of, a change in control, Messrs. Casale, Curran and Bhasin and Ms. Gibbons may be entitled to receive certain vesting of their outstanding restricted common share awards pursuant to the terms of their respective employment agreement or the terms of our equity incentive plans.
Based on the input of its independent compensation consultant, the Compensation Committee determined that these arrangements are appropriate and that the payments and benefits provided for under these arrangements upon certain qualifying terminations of employment or in connection with a change in control are consistent with market practice and essential in attracting and retaining key talent. In addition, the change in control provisions are significant to ensure that we have the continued attention and dedication of our executives during circumstances that could result in a change in control. These provisions are further described beginning on page 47 (“—Potential Payments upon Termination or Change in Control”).
Impact of FASB ASC Topic 718
The accounting standards applicable to the various forms of long-term incentive plans under FASB ASC Topic 718 is one factor that the Compensation Committee and the Company consider in the design of long-term equity incentive programs. Other factors include the link to the performance that each vehicle provides, the degree of upside leverage and downside risk inherent in each vehicle, the impact on dilution and overhang that the vehicles have, and the role that each vehicle has in the attraction, retention, and motivation of our named executive officers and other key employee talent. The Company and its external financial advisors consider FASB ASC Topic 718 expense to ensure that it is reasonable, but expense will not be the most important factor in making decisions about awards under long-term incentive plans.
Tax Considerations and Deductibility of Compensation
The deductibility of compensation paid to any person who served as our Chief Executive Officer or Chief Financial Officer at any point during the fiscal year, any other person who is among the three highest compensated officers for the fiscal year and any other person who was a covered employee for any fiscal year beginning after December 31, 2016 is generally limited under Section 162(m) of the US Tax Code to the extent it exceeds $1 million in a given year. Our compensation philosophy strongly emphasizes performance-based compensation for our executive officers, which historically minimized the consequences of the Section 162(m) limit on deductibility. Regardless, the committee believed and continues to believe that the tax deduction limitation should not compromise its ability to design and maintain executive compensation arrangements necessary to attract and retain strong executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.
Share Ownership Guidelines
Both our non-employee directors as well as our senior executives (who we define as our Chief Executive Officer and each of his direct reports and includes all of our named executive officers) are required to maintain certain ownership levels of common shares during their service (see “Corporate Governance—Share Ownership Guidelines” on page 22 for additional information).
No Hedging Policy
Our named executive officers are prohibited from hedging their ownership or offsetting any decline in the market value of our common shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our common shares.
Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
Allan Levine, Chairman
Douglas J. Pauls
William Spiegel

Summary Compensation Table
The following table sets forth information regarding the compensation awarded to, earned by, or paid to our named executive officers in the years ended December 31, 2024, 2023 and 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Mark A. Casale Chairman of the Board of Directors, President and Chief Executive Officer	2024	1,000,000	—	5,148,797	—	2,800,000	—	834,917	9,783,714
	2023	1,000,000	212,500	4,118,728	—	2,850,000	—	705,224	8,886,452
	2022	1,000,000	175,000	4,416,683	—	2,887,500	—	433,563	8,912,746
Christopher G. Curran President, Essent Guaranty, Inc.	2024	650,000	—	1,177,114	—	975,000	—	171,838	2,973,952
	2023	650,000	—	1,028,320	—	1,072,500	—	140,764	2,891,584
	2022	650,000	—	1,075,442	—	1,072,500	—	93,569	2,891,511
Mary L. Gibbons Senior Vice President, Chief Legal Officer and Assistant Secretary	2024	500,000	—	905,459	—	875,000	—	161,627	2,442,086
	2023	500,000	—	790,994	—	875,000	—	144,369	2,310,363
	2022	500,000	—	827,245	—	825,000	—	99,942	2,252,187
Vijay Bhasin Senior Vice President and Chief Risk Officer	2024	450,000	—	814,911	—	585,000	—	109,451	1,959,362
	2023	450,000	—	711,909	—	675,000	—	130,125	1,967,034
	2022	450,000	—	744,513	—	720,000	—	74,829	1,989,342
David B. Weinstock(4) Senior Vice President and Chief Financial Officer	2024	400,000	—	543,256	—	540,000	—	103,390	1,586,646
	2023	354,445	75,000	1,521,783	—	562,500	—	64,075	2,577,803
	2022	289,406	326,745	67,222	—	230,233	—	19,955	933,561

(1)
The amounts reported in this column represent the aggregate grant date fair value of the share awards computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, if applicable. The performance-based share awards granted contain a market condition and were valued based on analysis provided by a third-party valuation firm using a risk neutral simulation taking into effect the vesting conditions of the grant. The grant date fair value included in this column for each named executive officer for such performance-based share awards granted in 2024 is as follows: Mr. Casale — $3,648,787; Mr. Curran — $527,065; Ms. Gibbons — $405,438; Dr. Bhasin — $364,881; and Mr. Weinstock — $243,254. Assuming achievement of the maximum level of performance, the value of such performance awards on the grant date would have been as follows: Mr. Casale — $9,000,007; Mr. Curran — $1,300,045; Ms. Gibbons — $1,000,043; Dr. Bhasin — $900,006; and Mr. Weinstock — $600,004. For additional information, including a discussion of the assumptions used to calculate these values, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)
The amounts reported in this column represent the annual bonuses earned by our named executive officers pursuant to our Annual Plan. For additional information regarding our Annual Plan, see “Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Annual Incentive Compensation” above.

(3)
The amounts reported in this column for 2024 include: (a) financial planning services fees of $36,990, $4,750, $2,200 and $24,482 paid on behalf of each of Messrs. Casale, Curran and Weinstock and Ms. Gibbons, respectively; and (b) matching 401(k) contributions of $23,000 on behalf of each of Messrs. Casale, Curran, Bhasin and Weinstock and Ms. Gibbons. In addition, in connection with the payments of our quarterly dividends in the amount of $0.28 per share on each of March 22, 2024, June 10, 2024, September 10, 2024, and December 11, 2024, our named executive officers were credited with dividend equivalent rights in respect of their unvested restricted common share and restricted common share unit awards pursuant to the terms of the applicable award agreements. The deemed grant date values of such dividend equivalent rights granted for each of the named executive officers is as follows: Mr. Casale: $733,670; Mr. Curran: $124,876; Ms. Gibbons: $96,057; Mr. Bhasin: $86,451; and Mr. Weinstock: $67,705.

(4)
On June 28, 2022, Mr. Weinstock, then our Vice President and Chief Accounting Officer, was appointed to serve as our Interim Chief Financial Officer. Effective March 14, 2023, Mr. Weinstock was promoted to the role of Senior Vice President and Chief Financial Officer.

Grants of Plan Based Awards Table
The following table sets forth information regarding grants of plan-based awards to our named executive officers for the year ended December 31, 2024.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark A. Casale	—	1,312,500	1,750,000	3,062,500	—	—	—	—	—
	2/6/2024(4)	—	—	—	—	—	—	27,845	1,500,010
	2/6/2024	—	—	—	—	83,535	167,069	—	3,648,787
Christopher G. Curran		487,500	650,000	1,137,500	—	—	—	—	—
	2/6/2024(4)	—	—	—	—	—	—	12,067	650,049
	2/6/2024	—	—	—	—	12,067	24,133	—	527,065
Mary L. Gibbons	—	375,000	500,000	875,000	—	—	—	—	—
	2/6/2024(4)	—	—	—	—	—	—	9,282	500,021
	2/6/2024	—	—	—	—	9,282	18,564	—	405,438
Vijay Bhasin	—	337,500	450,000	787,500	—	—	—	—	—
	2/6/2024(4)	—	—	—	—	—	—	8,354	450,030
	2/6/2024	—	—	—	—	8,354	16,707	—	364,881
David B. Weinstock	—	300,000	400,000	700,000	—	—	—	—	—
	2/6/2024(4)	—	—	—	—	—	—	5,569	300,002
	2/6/2024	—	—	—	—	5,569	11,138	—	243,254

(1)
Represents the threshold, target and maximum value of annual incentive awards that could have been earned by our named executive officers under our annual leadership bonus program pursuant to our Annual Plan for the year ended December 31, 2024. For a discussion of the terms of our annual leadership bonus program and Annual Plan and the amounts earned thereunder by the named executive officers for 2024, see “—Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Annual Incentive Compensation” above.

(2)
The restricted common shares and restricted common share units (plus any dividend equivalents received prior to vesting), which were issued at the maximum 200% of target, are eligible to become earned as set forth in the table below based upon achievement of a combination of our compounded annual book value per share growth percentage and relative total shareholder return percentage during the three-year performance period commencing January 1, 2024. All restricted common shares and restricted common share units that are earned will vest on March 1, 2027, subject to the executive’s continuous employment through the applicable date.

		Relative Total Shareholder Return* vs. S&P 1500 Financial Services Index
		≤25th percentile	50th percentile	≥75th percentile
Three-Year Book Value Per Share CAGR*	12%	100%	150%	200%
	11%	75%	125%	175%
	10%	50%	100%	150%
	8%	25%	75%	125%
	7%	0%	50%	100%

(*)
In the event that the compounded annual book value per share growth percentage or the relative total shareholder return falls between the performance levels shown above, the Vesting Percentage shall be determined using a straight-line linear interpolation between the respective levels shown.

(3)
The amounts reported in this column represent the aggregate grant date fair value of the share awards granted in 2024, computed in accordance with FASB ASC Topic 718. The performance-based share awards granted contain a market condition and were valued based on analysis provided by a third-party valuation firm using a risk neutral simulation taking into effect the vesting conditions of the grant. For additional information, including a discussion of the assumptions used to calculate these values, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(4)
Represents time-based vesting restricted common shares granted to each of our named executive officers under our long-term equity incentive program. The time-based vesting restricted common shares and restricted common share units (plus any dividend equivalents received prior to vesting) vest in three equal annual installments on each of March 1, 2025, 2026 and 2027, subject to the executive’s continuous employment through each such date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Award Table
Executive Employment Agreements
Certain of the compensation awarded to, earned by, or paid to our named executive officers reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table above is provided pursuant to employment arrangements entered into with us and/or our affiliates.
The current employment agreement with each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons has an initial term which expired on November 5, 2016 and automatically extends for successive one-year periods, unless at least 120 days prior to the expiration of the then-current term either party to the agreement provides the other party with written notice of such party’s intention not to renew the agreement. Mr. Weinstock is not subject to an employment agreement with the Company.
Under the terms of each executive’s respective employment agreement, Messrs. Casale, Curran and Bhasin and Ms. Gibbons are each entitled to annual base salaries, currently $1,000,000, $650,000, $450,000 and $500,000, respectively.
Each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons is also eligible to receive an annual bonus based upon the achievement of corporate and individual performance objectives. Mr. Casale is entitled to a target annual bonus, currently equal to 175% of his annual base salary, while each of Messrs. Curran and Bhasin and Ms. Gibbons are entitled to a target annual bonus, currently equal to 100% of his or her respective annual base salary. For a discussion of our annual bonus plan, see “—Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Annual Incentive Compensation” above. Pursuant to the employment agreements with our named executive officers, no less than 50% of any bonus will be paid in cash. For 2024, the annual bonuses payable to Messrs. Casale, Curran and Bhasin and Ms. Gibbons were paid entirely in cash.
Each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons is also eligible to participate in our long-term incentive program. Pursuant to their employment agreements, each of our named executive officers is entitled to a target opportunity under our long-term incentive program. See “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation” above for additional information.
Each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons are also entitled to participate in health, insurance, retirement and other benefits on no less favorable terms to similarly situated employees.
For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under these employment arrangements, see “—Potential Payments upon Termination or Change in Control” below.
Indemnification
Our Bye-laws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Bermuda law.
We have entered into agreements to indemnify each of our directors and officers. These agreements provide for indemnification of our directors and officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our request.
We believe that these bye-law provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
We also maintain standard policies of insurance that provide coverage (i) to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards of our common shares held by each of our named executive officers as of December 31, 2024.
	Stock Awards
Name	Grant Date	Number of Shares or Units that have not Vested (#)(1)	Market Value of Shares or Units that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(2)
Mark A. Casale	2/6/2024(3)	28,388	1,545,417	—	—
	2/6/2024(3)	—	—	170,324	9,272,445
	2/7/2023(4)	23,953	1,303,979	—	—
	2/7/2023(4)	—	—	215,567	11,735,470
	5/23/2022(5)	3,960	215,597	—	—
	5/23/2022(5)	59,847(7)	3,258,071	—	—
	2/8/2022(6)	7,874	428,634	—	—
	2/8/2022(6)	119,031(7)	6,480,048	—	—
Christopher G. Curran	2/6/2024(3)	12,302	669,727	—	—
	2/6/2024(3)	—	—	24,603	1,339,398
	2/7/2023(4)	10,381	565,129	—	—
	2/7/2023(4)	—	—	31,139	1,695,218
	2/8/2022(6)	4,919	267,809	—	—
	2/8/2022(6)	24,788(7)	1,349,459	—	—
Mary L. Gibbons	2/6/2024(3)	9,463	515,157	—	—
	2/6/2024(3)	—	—	18,926	1,030,315
	2/7/2023(4)	7,985	434,697	—	—
	2/7/2023(4)	—	—	23,953	1,303,979
	2/8/2022(6)	3,785	206,029	—	—
	2/8/2022(6)	19,072(7)	1,038,280	—	—
Vijay Bhasin	2/6/2024(3)	8,517	463,653	—	—
	2/6/2024(3)	—	—	17,033	927,250
	2/7/2023(4)	7,187	391,239	—	—
	2/7/2023(4)	—	—	21,558	1,173,604
	2/8/2022(6)	3,406	185,397	—	—
	2/8/2022(6)	17,162(7)	934,299	—	—
David B. Weinstock	2/6/2024(3)	5,678	309,083
	2/6/2024(3)			11,355	618,167
	3/14/2023(8)	25,883	1,409,056	—	—
	3/14/2023(9)	—	—	10,124	551,166
	3/14/2023(9)	3,376	183,797	—	—
	2/7/2023(10)	2,167	117,950	—	—
	1/6/2023(10)	1,046	56,961	—	—
	2/8/2022(10)	510	27,760	—	—

(1)
Amounts also include dividend equivalent rights granted to the executive pursuant to the terms of the award agreements governing each restricted common share and restricted common share unit to reflect the payment of dividends on our common shares. Each dividend equivalent right is deemed notionally invested in our common shares and vests on the same terms as the restricted common share or restricted common share unit to which it relates.

(2)
The dollar amounts shown were calculated based on the closing price of our common shares on the NYSE on December 31, 2024 of $54.44.

(3)
On February 6, 2024, each of Messrs. Casale, Curran, Bhasin and Weinstock and Ms. Gibbons was granted restricted common share awards and/or restricted common share unit awards. A portion of the awards granted are subject to solely time-based vesting. These awards vest in three equal annual installments on each of March 1, 2025, March 1, 2026 and March 1, 2027, subject to the executive’s continuous employment through each such vesting date. A portion of the awards granted are subject to time- and performance-based vesting and were issued at the maximum 200% of target. These awards are eligible to become earned, as set forth in the table below, based upon achievement of a combination of our compounded annual book value per share growth percentage and relative total shareholder return percentage during the three-year performance period commencing January 1, 2024. All awards that are earned will vest on March 1, 2027, subject to the executive’s continuous employment through such date.

		Relative Total Shareholder Return* vs. S&P 1500 Financial Services Index
		≤25th percentile	50th percentile	≥75th percentile
Three-Year Book Value Per Share CAGR*	12%	100%	150%	200%
	11%	75%	125%	175%
	10%	50%	100%	150%
	8%	25%	75%	125%
	7%	0%	50%	100%

(*)
In the event that the compounded annual book value per share growth percentage or the relative total shareholder return falls between the performance levels shown above, the Vesting Percentage shall be determined using a straight line linear interpolation between the respective levels shown.

(4)
On February 7, 2023, each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons was granted restricted common share awards. A portion of the restricted common shares granted are subject to solely time-based vesting. These shares vest in three equal annual installments on each of March 1, 2024, March 1, 2025 and March 1, 2026, subject to the executive’s continuous employment through each such vesting date. A portion of the restricted common shares granted are subject to time- and performance-based vesting and were issued at the maximum 200% of target. These restricted common shares are eligible to become earned, as set forth in the table below, based upon achievement of a combination of our compounded annual book value per share growth percentage and relative total shareholder return percentage during the three-year performance period commencing January 1, 2023. All restricted common shares that are earned will vest on March 1, 2026, subject to the executive’s continuous employment through such date.

		Relative Total Shareholder Return* vs. S&P 1500 Financial Services Index
		≤25th percentile	50th percentile	≥75th percentile
Three-Year Book Value Per Share CAGR*	10%	100%	150%	200%
	9%	75%	125%	175%
	8%	50%	100%	150%
	6%	25%	75%	125%
	5%	0%	50%	100%

(*)
In the event that the compounded annual book value per share growth percentage or the relative total shareholder return falls between the performance levels shown above, the Vesting Percentage shall be determined using a straight line linear interpolation between the respective levels shown.

(5)
On May 23, 2022, Mr. Casale was granted a restricted common share award reflecting the increase in Mr. Casale’s target annual equity incentive compensation approved in May 2022. A portion of the restricted common shares granted are subject to solely time-based vesting. These shares vest in three equal annual installments on each of March 1, 2023, March 1, 2024 and March 1, 2025, subject to Mr. Casale’s continuous employment through each such vesting date. A portion of the restricted common shares granted are subject to time- and performance-based vesting and were issued at the maximum 200% of target. These restricted common shares are eligible to become earned, as set forth in the table below, based upon achievement of a combination of our compounded annual book value per share growth percentage and relative total shareholder return percentage during the three-year performance period commencing January 1, 2022. All restricted common shares that were earned vested on March 1, 2025.

		Relative Total Shareholder Return* vs. S&P 1500 Financial Services Index
		≤25th percentile	50th percentile	≥75th percentile
Three-Year Book Value Per Share CAGR*	13%	100%	150%	200%
	11%	75%	125%	175%
	9%	50%	100%	150%
	7%	25%	75%	125%
	5%	0%	50%	100%

(*)
In the event that the compounded annual book value per share growth percentage or the relative total shareholder return falls between the performance levels shown above, the Vesting Percentage shall be determined using a straight line linear interpolation between the respective levels shown.

In February 2025, our Board of Directors certified that the performance targets for the three-year performance period commencing January 1, 2022 had been achieved at the 168% level.
(6)
On February 8, 2022, each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons was granted restricted common share awards. A portion of the restricted common shares granted are subject to solely time-based vesting. These shares vest in three equal annual installments on each of March 1, 2023, March 1, 2024 and March 1, 2025, subject to the executive’s continuous employment through each such vesting date. A portion of the restricted common shares granted are subject to time- and performance-based vesting and were issued at the maximum 200% of target. These restricted common shares are eligible to become earned, as set forth in the table below, based upon achievement of a combination of our compounded annual book value per share growth percentage and relative total shareholder return percentage during the three-year performance period commencing January 1, 2022. All restricted common shares that were earned vested on March 1, 2025.

		Relative Total Shareholder Return* vs. S&P 1500 Financial Services Index
		≤25th percentile	50th percentile	≥75th percentile
Three-Year Book Value Per Share CAGR*	13%	100%	150%	200%
	11%	75%	125%	175%
	9%	50%	100%	150%
	7%	25%	75%	125%
	5%	0%	50%	100%

(*)
In the event that the compounded annual book value per share growth percentage or the relative total shareholder return falls between the performance levels shown above, the Vesting Percentage shall be determined using a straight line linear interpolation between the respective levels shown.

In February 2025, our Board of Directors certified that the performance targets for the three-year performance period commencing January 1, 2022 had been achieved at the 168% level.
(7)
Because the three-year performance period commencing January 1, 2022 is complete, the number of shares earned is reported in the “Number of Shares or Units of Stock That Have Not Vested” column based on the actual achievement of the applicable performance metrics. See footnotes 5 and 6 above.

(8)
Mr. Weinstock was granted an award of 25,000 restricted common share units in connection with his appointment as Senior Vice President and Chief Financial Officer on March 14, 2023 which vests in three equal installments on each of April 1, 2026, April 1, 2027 and April 1, 2028.

(9)
On March 14, 2023, Mr. Weinstock was granted restricted common share unit awards. A portion of the awards granted are subject to solely time-based vesting. This award vests in three equal annual installments on each of March 1, 2024, March 1, 2025 and March 1, 2026, subject to Mr. Weinstock’s continuous employment through each such vesting date. A portion of the awards granted is subject to time- and performance-based vesting and were issued at the maximum 200% of target. This award is eligible to become earned, as set forth in the table below, based upon achievement of a combination of our compounded annual book value per share growth percentage and relative total shareholder return percentage during the three-year performance period commencing January 1, 2023. The portion of the award that is earned will vest on March 1, 2026, subject to Mr. Weinstock’s continuous employment through such date.

		Relative Total Shareholder Return* vs. S&P 1500 Financial Services Index
		≤25th percentile	50th percentile	≥75th percentile
Three-Year Book Value Per Share CAGR*	10%	100%	150%	200%
	9%	75%	125%	175%
	8%	50%	100%	150%
	6%	25%	75%	125%
	5%	0%	50%	100%

(*)
In the event that the compounded annual book value per share growth percentage or the relative total shareholder return falls between the performance levels shown above, the Vesting Percentage shall be determined using a straight line linear interpolation between the respective levels shown.

(10)
On February 7, 2023, Mr. Weinstock was granted an award of 3,187 restricted common share units subject to time-based vesting in three equal installments on each of March 1, 2024, March 1, 2025 and March 1, 2026. On January 8, 2023, Mr. Weinstock was granted an award of 2,052 restricted common share units subject to time-based vesting in three equal installments on each of January 8, 2024, January 8, 2025 and January 8, 2026. On February 8, 2022, Mr. Weinstock was granted an award of 1,433 restricted common share units subject to time-based vesting in three equal installments on each of March 1, 2023, March 1, 2024 and March 1, 2025.

Option Exercises and Stock Vested
The following table sets forth certain information regarding the exercise of stock options and shares acquired upon vesting by our named executive officers during the year ended December 31, 2024.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Mark A. Casale	132,620	7,104,465
Christopher G. Curran	30,115	1,613,275
Mary L. Gibbons	27,828	1,490,724
Vijay Bhasin	25,048	1,341,847
David B. Weinstock	5,274	282,326

(1)
Represents the aggregate market value of the shares on the vesting date and includes dividend equivalent rights which vested concurrently with the awards to which they relate.

Pension Benefits
The Company does not currently have in place any defined benefit pension plans or other benefit plans providing specified retirement payments and benefits for employees.
Non-Qualified Deferred Compensation
The Company does not currently have in place any non-qualified defined contribution or other non-qualified deferred compensation plans for the benefit of employees.

Potential Payments upon Termination or Change in Control
We do not maintain any severance or change in control plans. However, pursuant to the terms of their employment agreements and certain of their restricted common share award agreements, our named executive officers are eligible to receive severance and other benefits in the case of certain qualifying terminations of employment or in connection with a change in control.
Employment Agreements
Under the employment agreements with each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons, certain payments will be made and certain benefits will be provided in connection with certain terminations of employment.
Upon the termination of employment of any of Messrs. Casale, Curran and Bhasin or Ms. Gibbons by the Company without “cause” (as defined in the applicable employment agreement) or by such officer for “good reason” (as defined in the applicable employment agreement), in addition to any accrued or earned but unpaid amounts, and subject to execution of a general release of claims in favor of the Company and its affiliates, the named executive officer will be entitled to receive:
•
a lump sum payment equal to 2 times, with respect to Mr. Casale, and 1.5 times, with respect to Messrs. Curran and Bhasin and Ms. Gibbons, the sum of his or her then current annual base salary and target annual bonus for the fiscal year in which the date of termination occurs, payable as soon as reasonably practicable following the date of termination;

•
the executive’s annual bonus for the year in which the termination date occurs, based on achievement of applicable performance goals, prorated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to other senior executive officers of the Company;

•
subject to the executive’s election of COBRA continuation coverage, provided the executive does not become eligible to receive comparable health benefits through a new employer, a monthly cash payment equal to the monthly COBRA premium cost for current coverage for the 24-month period, with respect to Mr. Casale, and the 18-month period, with respect to Messrs. Curran and Bhasin and Ms. Gibbons, following the date of termination;

•
outplacement services at a level commensurate with the executive’s position in accordance with our practices as in effect from time to time;

•
vesting of any equity grant and other long-term incentive award previously granted to the executive that is subject to service-based vesting or service requirements, that would have vested during the 24-month period, for Mr. Casale, and the 18-month period, with respect to Messrs. Curran and Bhasin and Ms. Gibbons, following the date of termination; provided, that if such termination follows a “change of control” (as defined in the applicable employment agreement) such awards will become fully vested on the date of termination of the executive’s employment; and

•
vesting of any performance-based equity grant and other long-term incentive award that has not been earned as of the date of termination, which will remain outstanding through the completion of the applicable performance period and will be earned on a prorated basis (based on the period from the commencement of the applicable performance period through the date of termination) based on the actual performance for the applicable performance period.

Upon the termination of employment by Messrs. Casale, Curran and Bhasin or Ms. Gibbons due to death or as a result of “disability” (as defined in the applicable employment agreement), in addition to any accrued or earned but unpaid amounts, subject to the execution of a general release of claims in favor of the Company and its affiliates, such executive (or his or her estate) will be entitled to receive:
•
vesting of any equity grant and other long-term incentive award previously granted to the executive that is subject to service-based or service requirements; and

•
vesting of any performance-based equity grant and other long-term incentive award that has not been earned as of the date of termination, which will remain outstanding through the completion of the applicable performance period and will be earned on a prorated basis (based on the period from the commencement of the applicable performance period through the date of termination) based on the actual performance for the applicable performance period.

The employment agreement of each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons subjects him or her to customary confidentiality restrictions that apply during his or her employment and indefinitely thereafter, and provides that during his or her employment, and for a period of 18 months, with respect to Messrs. Curran and Bhasin and Ms. Gibbons, and 24 months, with respect to Mr. Casale, thereafter, each executive will be subject to non-competition and non-interference covenants. Generally, the non-competition covenant prevents the executive from engaging in mortgage insurance or reinsurance or any business activities in which we or any of our affiliates are engaged (or has committed plans to engage) during executive’s employment, and the non-interference covenant prevents the executive from soliciting or hiring our employees or those of our affiliates and from soliciting or inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business with us, or reduce the amount of business conducted with, us or our affiliates, or in any manner interfering with our relationship with such parties.

Plan Awards
The award agreements governing the time- and performance-based restricted common share grants issued to each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons provide that if a change in control event occurs:
•
on or following the completion of the applicable performance period, all of the then-unvested shares of such executive earned under the award will immediately vest; and

•
prior to the completion of the applicable performance period, the number of shares which become earned under the award will be based on the “target” level performance metric to which the award is subject (at the 150% performance level):

•
if the acquiring entity in the change in control event does not assume the award, then such earned shares will become immediately vested; or

•
if the acquiring entity in the change in control event does assume the award, then such earned shares shall be converted into a number of time-based restricted shares of the acquiring entity that have a fair market value equal to such earned shares as of the date of the change in control (provided that the acquiring entity’s shares are publicly traded), with such shares vesting on the earlier of (i) the last day of the performance period to which the original performance-based award was subject, and (ii) the termination of the executive’s employment with the acquiring company without cause by the acquiring company or for good reason by the awardee.

The following table sets forth for each named executive officer an estimate of the payments and benefits that would be paid under each element of our compensation program assuming that such named executive officer’s employment terminated or the change in control occurred on December 31, 2024 using a closing share price of $54.44 on December 31, 2024. The amounts in the following tables are calculated pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.
Name	Cash Severance Payment(1) ($)	Bonus Payment(1) ($)	Health Insurance Coverage ($)	Outplacement Services ($)	Accelerated Time-Based Restricted Common Shares ($)	Accelerated Performance- Based Restricted Common Shares ($)	Total ($)
Mark A. Casale
Voluntary termination for good reason or involuntary termination without cause	5,500,000	1,750,000	76,800	30,000	2,978,487(2)	20,651,528(4)	32,016,989
Change in control but no termination	—	—	—	—	—	26,116,161(5)	26,116,161
Voluntary termination for good reason or involuntary termination without cause following a change in control	5,500,000	1,750,000	76,800	30,000	3,493,626(3)	26,116,161(5)	36,966,587
Termination for disability or upon death	—	—	—	—	3,493,626(3)	20,651,528(4)	25,175,328
Christopher G. Curran
Voluntary termination for good reason or involuntary termination without cause	1,950,000	650,000	41,400	20,000	1,279,423(2)	2,925,928(4)	6,866,751
Change in control but no termination	—	—	—	—	—	3,625,436(5)	3,625,436
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,950,000	650,000	41,400	20,000	1,502,665(3)	3,625,436(5)	7,789,501
Termination for disability or upon death	—	—	—	—	1,502,665(3)	2,925,928(4)	4,428,593
Mary L. Gibbons
Voluntary termination for good reason or involuntary termination without cause	1,500,000	500,000	57,600	20,000	984,165(2)	2,250,934(4)	5,312,699
Change in control but no termination	—	—	—	—	—	2,789,018(5)	2,789,018
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,500,000	500,000	57,600	20,000	1,155,884(3)	2,789,018(5)	6,022,503
Termination for disability or upon death	—	—	—	—	1,155,884(3)	2,250,934(4)	3,406,819
Vijay Bhasin
Voluntary termination for good reason or involuntary termination without cause	1,350,000	450,000	—	20,000	885,738(2)	1,716,716(4)	4,422,454
Change in control but no termination	—	—	—	—	—	2,510,032(5)	2,510,032
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,350,000	450,000	—	20,000	1,040,289(3)	2,510,032(5)	5,370,321
Termination for disability or upon death	—	—	—	—	1,040,289(3)	1,716,716(4)	2,757,005
David B. Weinstock
Voluntary termination for good reason or involuntary termination without cause	—	—	—	—	—	—	—
Change in control but no termination	—	—	—	—	—	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	—	—	—	—	—	—	—
Termination for disability or upon death	—	—	—	—	—	—	—

(1)
Based on the bonus of each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons under our annual leadership bonus program at the target level, which is 175% of Mr. Casale’s base salary for 2024 of $1,000,000, and 100% of the base salary of each of Messrs. Curran and Bhasin and Ms. Gibbons for 2024 of $650,000, $450,000 and $500,000, respectively.

(2)
Represents the value of accelerating the vesting of unvested time-based restricted common share and restricted common share unit awards, including dividend equivalent rights granted pursuant to the terms of the agreements governing the awards. This value is determined for each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons by multiplying (i) the number of unvested time-based restricted common shares and restricted common share units and related dividend equivalent units held by each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons that would have vested during the 18-month (or, for Mr. Casale, 24-month) period following the date of termination, by (ii) $54.44, the closing price of our common shares on the NYSE on December 31, 2024.

(3)
Represents the value of accelerating the vesting of unvested time-based restricted common share and restricted common share unit awards, including dividend equivalent rights granted pursuant to the terms of the agreements governing the awards. This value is determined for each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons by multiplying (i) the number of unvested time-based restricted common shares and restricted common share units and related dividend equivalent units held by each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons on December 31, 2024, by (ii) $54.44, the closing price of our common shares on the NYSE on December 31, 2024.

(4)
Represents the value of accelerating the vesting of performance-based restricted common share awards, including dividend equivalent rights granted pursuant to the terms of the award agreements governing the restricted common shares. This value is determined for each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons by multiplying: (i) (x) the number of unvested performance-based restricted common shares and related dividend equivalent units held by each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons outstanding on December 31, 2024 (which, for shares that have not yet been earned, assumes the maximum number of shares that may be earned), multiplied by (y) $54.44, the closing price of our common shares on the NYSE on December 31, 2024, by (ii) a fraction equal to (a) the number of days which elapsed during the applicable performance period prior to the date of termination or the change in control, as applicable, by (b) 1,095.

(5)
Represents the value of accelerating the vesting of performance-based restricted common share awards, including dividend equivalent rights granted pursuant to the terms of the award agreements governing the restricted common shares. This value is determined for each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons by multiplying (i) the number of unvested performance-based restricted common shares and related dividend equivalent units held by each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons outstanding on December 31, 2024 (which, for shares that have not yet been earned, assumes the number of shares subject to performance-based awards at the 150% performance level), divided by (ii) $54.44, the closing price of our common shares on the NYSE on December 31, 2024. Assumes that the acquiring entity in the change in control transaction does not assume any performance-based restricted common share awards outstanding prior to the transaction, resulting in the maximum number of shares that may be earned under such awards becoming vested upon such change in control.

Pay Versus Performance
The following table and supporting graphics below set out information regarding fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020 in satisfaction of Item 402(v) of Regulation S-K. Our compensation programs have a history of aligning pay and performance. This is demonstrated in the Company selected measure listed below: Growth in Book Value per Share, which focuses on year-over-year increases in total shareholders’ equity through earnings and our ability to return capital to shareholders. Growth in Book Value per Share serves as the basis for a performance metric for our long-term equity incentive program—the largest component of compensation for our chief executive officer and a significant component of compensation for our other named executive officers. For detail on the Company’s executive compensation programs, see the CD&A section beginning on page 28.
Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(1)	Average summary compensation table for non-PEO named executive officers(2)	Average compensation actually paid to non-PEO named executive officers(2)	Value of initial fixed $100 investment based on:		Net Income(5)	Growth in Book Value Per Share(6)
					Total shareholder return(3)	Peer group total shareholder return(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$9,783,714	$12,661,426	$2,240,511	$2,813,691	$125	$251	$729,403,000	13.2%
2023	$8,886,452	$20,054,917	$2,436,696	$3,705,577	$126	$202	$696,386,000	15.5%
2022	$8,912,746	$6,232,030	$2,742,113	$2,264,421	$87	$163	$831,353,000	7.0%
2021	$9,137,867	$6,162,378	$2,564,963	$2,094,548	$96	$115	$681,783,000	12.7%
2020	$6,778,301	$3,910,067	$1,702,466	$1,156,739	$87	$86	$413,041,000	13.2%

(1)
The PEO for each year reported is Mark A. Casale. The non-PEO named executive officers for each year reported are as follows:

•
2024 and 2023: Christopher G. Curran, Mary L. Gibbons, Vijay Bhasin and David B. Weinstock

•
2022: Christopher G. Curran, Mary L. Gibbons, Vijay Bhasin, David B. Weinstock and Lawrence E. McAlee

•
2021 and 2020: Christopher G. Curran, Lawrence E. McAlee, Jeff R. Cashmer and Vijay Bhasin

(2)
SEC rules require certain adjustments be made to the “Summary Compensation Table” totals to determine “compensation actually paid” as reported in the “Pay versus Performance Table” above. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions. The following table details the applicable adjustments that were made to determine “compensation actually paid” (all amounts are averages for the non-PEO named executive officers, who we refer to as Other NEOs in the following table):

Year	Executive(s)	“Summary Compensation Table” Total	Deduct Stock Award Included in “Summary Compensation Table”	Add Year-end Value of Unvested Equity Awards Granted in Year	Change in Value of Unvested Equity Awards Granted in Prior Years	Change in Value of Equity Awards Granted in Prior Years which Vested in Year	“Pay versus Performance Table” Compensation Actually Paid
2024	PEO	$9,783,714	$(5,148,797)	$3,411,317	$4,505,117	$110,075	$12,661,426
	Other NEOs	$2,240,511	$(860,185)	$1,015,556	$399,543	$18,266	$2,813,691
2023	PEO	$8,886,452	$(4,118,728)	$7,282,244	$7,621,189	$383,760	$20,054,917
	Other NEOs	$2,436,696	$(1,013,252)	$1,524,268	$709,404	$48,460	$3,705,577
2022	PEO	$8,912,746	$(4,416,683)	$3,016,321	$(982,433)	$(297,921)	$6,232,030
	Other NEOs	$2,742,113	$(708,333)	$430,608	$(131,664)	$(68,303)	$2,264,421
2021	PEO	$9,137,867	$(5,486,346)	$2,111,297	$383,642	$15,918	$6,162,378
	Other NEOs	$2,564,963	$(1,092,805)	$546,569	$52,889	$22,932	$2,094,548
2020	PEO	$6,778,301	$(4,162,558)	$3,553,928	$(1,438,198)	$(821,406)	$3,910,067
	Other NEOs	$1,702,466	$(800,028)	$648,896	$(235,143)	$(159,452)	$1,156,739

(3)
Represents our Company’s cumulative total shareholder return (“TSR”) for the measurement period December 31, 2019 through December 31 of the year indicated.

(4)
Represents the cumulative TSR of a composite peer group selected by us consisting of Arch Capital Group Ltd., Enact Holdings, Inc. (from and after September 16, 2021), Genworth Financial, Inc. (through September 15, 2021), MGIC Investment Corporation, NMI Holdings, Inc. and Radian Group Inc. (collectively, the “Peer Index”). We selected the members of each peer group because each was, at the time, a direct competitor of ours in the private mortgage insurance industry. On September 16, 2021, shares of common stock Enact Holdings, Inc. began trading on the Nasdaq Global Select Market, independent of the shares of its parent company, Genworth Financial, Inc. (which retained approximately 80% of the outstanding common shares of Enact Holdings, Inc. after its initial public offering on such date). The Peer Group is the peer group used by us for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2024.
(5)
Represents “Net Income” in our Consolidated Income Statements included in our Annual Report on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

(6)
Our Company-selected measure is Growth in Book Value per Share. Book value per share is calculated as (i) total stockholders equity, divided by (ii) total common shares outstanding. Amounts in column represent growth in book value per share as of December 31, 2024, 2023, 2022, 2021 and 2020 as a percentage of the book value per share as of December 31 of the year immediately preceding each such date.

The following graphs show the relationship between executive compensation actually paid and, respectively, Growth in Book Value per Share, TSR, and Net Income.
Compensation Actually Paid Versus Growth in BVPS
Compensation Actually Paid Versus Total Shareholder Return

Compensation Actually Paid Versus Net Income
The movement of the price of our common shares over a given year can have a large impact on the calculation of compensation actually paid to our CEO and our other named executive officers as a group during that year, given the methodology required under applicable SEC rules to calculate compensation actually paid as well as the large component of multi-year equity awards in our executive compensation program.
Book value per share measures the intrinsic value of Essent on a per share basis—such that an increase in book value per share reflects the building of value for our shareholders. TSR captures the view of the equity markets to our efforts. The graphs above demonstrate some correlation between these measures and the calculated compensation actually paid.
The following non-ranked list shows the financial performance measures we view as the most important to link executive compensation actually paid during the most recent fiscal year to our performance during that same period:
•
Earnings per share

•
Growth in book value per share

•
Net income

•
New insurance written (NIW)

•
Return on equity

•
TSR

CEO Pay Ratio
Our CEO to median employee pay ratio is calculated in accordance with SEC requirements. We identified the median employee by examining the annual total compensation for all employees, excluding our CEO, who were employed by us on December 31, 2024, the last day of our last completed fiscal year. To identify the median of the annual total compensation of all our employees in 2024, as well as to determine the annual total compensation of our median employee and our CEO for 2024, we took the following steps:
•
For U.S.-based employees, we compared the amount of salary, wages and tips of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2024.

•
For Bermuda-based employees, we estimated the total compensation that would have been reported for such employees on a Form W-2 for 2024 had each of those employees been employed in the United States.

•
Because equity awards are widely distributed to our employees, we have included the value of equity shares that vested in 2024 in our compensation measure in the amounts reported in our employees’ Form W-2s for the year.

After identifying the median employee based on annual total compensation, we calculated annual total compensation for such employee using the same methodology that we use for our named executive officers in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K as set forth in the 2024 Summary Compensation Table that appears earlier in this proxy statement, resulting in annual total compensation of $103,545, which was used to determine the ratio below.
Our CEO pay is designed to provide a competitive pay package with significant performance-based pay in a highly competitive CEO talent market. Median employee pay represents our compensation to employees at various rates based on competitive labor markets. The table below sets forth: (i) the annual total compensation of our CEO; (ii) the median of the annual total compensation of all of our employees, excluding our CEO, who were employed by us on December 31, 2024; and (iii) the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all other employees. As indicated in the table, the ratio of our CEO’s annual total compensation to the median annual total compensation of all other employees is 94.5:1.
Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
CEO	1,000,000	—	5,148,797	2,800,000	834,917	9,783,714
Median Employee	88,487	—	6,033	8,925	100	103,545
CEO to Median Employee Ratio	94.5:1

Common Share Ownership by Directors and Executive Officers
The following table sets forth information as of March 7, 2025 regarding the beneficial ownership of our common shares by (1) each of our directors and nominees, (2) each of our named executive officers, and (3) all of our directors and director nominees and executive officers as a group. To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.
The address for all beneficial owners in the table below is c/o Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.
Name of Beneficial Owner	Shares Owned	Percentage(8)
Mark A. Casale(1)	2,455,694	2.4%
Christopher G. Curran(2)	289,462	*
Mary L. Gibbons(3)	255,023	*
Vijay Bhasin(4)	208,401	*
David B. Weinstock	29,865	*
Aditya Dutt(5)	31,956	*
Robert Glanville(5)	56,856	*
Angela L. Heise(5)	21,897	*
Henna Karna(6)	8,155	*
Roy J. Kasmar(5)	30,042	*
Allan Levine(5)	41,494	*
Douglas J. Pauls(5)	33,013	*
William Spiegel(5)	32,687	*
David C. Benson	0	*
April Galda Joyce	0	*
All directors and director nominees and executive officers as a group (15 persons)	3,494,544	3.4%

*
Represents beneficial ownership of less than 1%.

(1)
The total shares held by Mr. Casale include (i) 614,724 outstanding restricted common shares subject to time- and performance-based vesting that are eligible to be earned and vest if maximum performance is achieved (see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation” above for additional information), and (ii) 82,566 restricted common shares subject to time-based vesting.

(2)
The total shares held by Mr. Curran includes (i) 78,506 outstanding restricted common shares subject to time- and performance-based vesting that are eligible to be earned and vest if maximum performance is achieved (see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation” above for additional information), and (ii) 34,065 restricted common shares subject to time-based vesting.

(3)
The total shares held by Ms. Gibbons includes (i) 60,389 outstanding restricted common shares subject to time- and performance-based vesting that are eligible to be earned and vest if maximum performance is achieved (see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation” above for additional information), and (ii) 11,769 restricted common shares subject to time-based vesting.

(4)
The total shares held by Mr. Bhasin includes (i) 54,350 outstanding restricted common shares subject to time- and performance-based vesting that are eligible to be earned and vest if maximum performance is achieved (see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation” above for additional information), and (ii) 23,583 restricted common shares subject to time-based vesting.

(5)
Includes 2,800 shares subject to a restricted common share unit award and related dividend equivalent units which will vest within 60 days of March 7, 2025.

(6)
Based on a total of 103,353,027 common shares issued and outstanding as of March 7, 2025.

Principal Beneficial Owners of Shares
To the best of the Company’s knowledge, the only beneficial owners of 5% or more of the outstanding Common Shares as of March 7, 2025 are set forth below.
Name of Beneficial Owner	Shares Owned	Percentage(4)
BlackRock, Inc.(1)	14,345,977	13.9%
The Vanguard Group, Inc.(2)	11,477.434	11.1%
FMR LLC(3)	8,584,933	8.3%

(1)
Information regarding beneficial ownership of our common shares by BlackRock, Inc. and certain related entities is included herein based on a Schedule 13G/A filed with the SEC on February 5, 2025, relating to such shares beneficially owned as of December 31, 2024. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
Information regarding beneficial ownership of our common shares by The Vanguard Group, Inc. and certain related entities is included herein based on a Schedule 13G/A filed with the SEC on February 9, 2024, relating to such shares beneficially owned as of December 31, 2024. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Information regarding beneficial ownership of our common shares by FMR LLC is included herein based on a Schedule 13G/A filed with the SEC on February 13, 2024, relating to such shares beneficially owned as of December 31, 2024. The address for FMR LLC is 243 Summer Street, Boston, MA 02210.

(4)
Based on a total of 103,353,027 common shares issued and outstanding as of March 7, 2025.

Proposal No. 2: Re-appointment of Independent Registered Public Accounting Firm and Referral of the Determination of the Auditors’ Compensation to the Board of Directors
Upon the recommendation of our Audit Committee, our Board of Directors proposes that our shareholders re-appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm to serve for the year ended December 31, 2025 and until the 2026 Annual General Meeting of Shareholders. A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make any statement he or she may desire and to respond to appropriate questions from shareholders. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors’ compensation to our Board of Directors.
In deciding to recommend the re-appointment of PricewaterhouseCoopers LLP, our Audit Committee noted that there were no auditor independence issues raised with PricewaterhouseCoopers LLP.
Our Audit Committee reviews audit and non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees charged by PricewaterhouseCoopers LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with PricewaterhouseCoopers LLP can be found under “Corporate Governance—Meetings and Committees of our Board of Directors—Audit Committee” in this proxy statement.
Required Vote and Recommendation
Re-appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast on the matter. If our shareholders do not vote to re-appoint PricewaterhouseCoopers LLP, our Audit Committee will reconsider the re-appointment of PricewaterhouseCoopers LLP. Even if our shareholders do vote to re-appoint PricewaterhouseCoopers LLP, our Audit Committee retains the discretion to reconsider its re-appointment if the Audit Committee believes it necessary to do so in the best interest of us and our shareholders.

The Board of Directors recommends a vote FOR the re-appointment of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm to serve for the year ended December 31, 2025 and until the 2026 Annual General Meeting of Shareholders and the referral of the determination of the auditors’ compensation to our Board of Directors.
FOR

Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees for professional services rendered to us or on our behalf by PricewaterhouseCoopers LLP for the years ended December 31, 2023 and 2024 are as follows:
	2023	2024
Audit Fees	$1,447,600	$1,651,655
Audit-Related Fees	$1,258,479	$387,300
Tax Fees	$351,331	$163,579
All Other Fees	—	—
Audit Fees.   Audit fees were for professional services rendered for the audits of our consolidated financial statements, review of the interim consolidated financial statements, and services that generally only the independent registered public accounting firm can reasonably provide, including statutory audits, consents and assistance with and review of documents filed with the state insurance commissions.
Audit-Related Fees.   Audit-related fees are fees billed assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not reported under “Audit Fees”, including services related to consultation on reporting matters. Audit-related fees include professional services rendered in connection with reinsurance transactions and in connection with independent auditors reports on service related controls. Audit-related fees for 2024 also include professional services rendered in connection with our June 2024 public debt offering.
Tax Fees.   Tax fees were for compliance, tax advice, and tax planning.
All Other Fees.   There were no other fees paid for 2023 and 2024.
Pre-Approval of Services
All services provided by PricewaterhouseCoopers LLP in the years ended December 31, 2023 and 2024 were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services. The audit services provided by PricewaterhouseCoopers LLP are approved in advance by the Audit Committee. Under its pre-approval policy, the Audit Committee has delegated authority to its chairman to pre-approve audit-related and non-audit services the cost of which will not exceed $25,000; provided, that the chairman is required to report any pre-approval decisions to the Audit Committee at its next meeting. Any services that exceed the pre-approved dollar limit require specific pre-approval by the Audit Committee. The engagement of PricewaterhouseCoopers LLP for non-audit accounting and tax services is limited to circumstances where these services are considered to be integral to the audit services that PricewaterhouseCoopers LLP provides or where there is another compelling rationale for using PricewaterhouseCoopers LLP. All audit, audit-related and permitted non-audit services for which PricewaterhouseCoopers LLP was engaged were pre-approved by the Audit Committee in compliance with applicable SEC requirements.
We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or any of our subsidiaries.

Report of the Audit Committee
The Audit Committee of our Board of Directors assists our Board of Directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2024 with management and with our independent registered public accounting firm. In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC.
Audit Committee of the Board of Directors
Douglas J. Pauls, Chairman
Aditya Dutt
Robert Glanville

Proposal No. 3: Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.
As described in detail above under the heading “Executives and Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain, and motivate our named executive officers who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” and the “Summary Compensation Table” and related information in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2024.
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation paid to our named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
Although the “say-on-pay” vote is advisory, and therefore not binding on us, we value the opinions of our shareholders and we will consider the outcome of the vote when making future compensation decisions.
The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement.	FOR

Additional Information
Certain Relationships and Related Party Transactions
We have adopted a related person transactions policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee. Subject to certain exceptions, any request for us to enter into a transaction with an executive officer, director, principal shareholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, will be required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.
Other than compensation agreements and other arrangements which are described in the “Corporate Governance—Director Compensation” and “Executive Officers and Executive Compensation” sections of this proxy statement and the transactions described below, during the year ended December 31, 2024 there was not, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.
We believe that the transactions described below are on terms no less favorable to us than we could have obtained from unaffiliated third parties.
Employment Relationships
Mark Anthony Casale, Jr., the son of Mark A. Casale, our President and Chief Executive Officer, has been employed by us as our Vice President, Corporate Development since April 1, 2024. Between November 2023 and March 31, 2024, Mark Anthony Casale, Jr. served as a paid consultant to the Company. For 2024, Mark Anthony Casale, Jr. received aggregate payments and compensation of approximately $226,000, including consulting fees (for the first quarter of 2024) and annual salary (since April 1, 2024). The consulting fees paid to Mark Anthony Casale, Jr. during 2023 were less than $120,000. Mark Anthony Casale, Jr.’s compensation was determined in accordance with our standard employment and compensation practices applicable to employees and contractors with similar responsibilities and positions. Upon the commencement of his employment with us on April 1, 2024, he also received benefits generally available to all employees. Mark Anthony Casale, Jr. continues to be an employee of the Company, and in 2025 he is expected to receive compensation and other benefits in an amount similar to or greater than those he received in 2024.
Robyn Donnelly, the sister-in-law of Mark A. Casale, our President and Chief Executive Officer, has been employed by us in our human resources department since July 2016. Prior to 2024, the annual compensation received by Ms. Donnelly did not exceed $120,000. For 2024, Ms. Donnelly received compensation of approximately $121,000. Ms. Donnelly’s compensation was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions. She also received benefits generally available to all employees. Ms. Donnelly continues to be an employee of the Company, and in 2025 she is expected to receive compensation and other benefits in an amount similar to or greater than those she received in 2024.
The terms of our employment relationships with each of Mark Anthony Casale, Jr. and Ms. Donnelly were approved by the Audit Committee, in accordance with our related persons transactions policy.
Registration Rights Agreement
On November 11, 2014, we entered into an amended and restated registration rights agreement with Essent Intermediate, L.P., Valorina LLC, The Goldman Sachs Group, Inc., Aldermanbury Investments Limited, PPF Holdings II Ltd., Renaissance Re Ventures Ltd., Commonwealth Annuity and Life Reinsurance Co. Ltd., Mark A. Casale, and certain other shareholders identified therein, which amended the previous agreement pursuant to which certain shareholders have registration rights with respect to their registrable shares (as defined in the registration rights agreement) as set forth below.
Demand Rights.   Certain shareholders have the right to demand registration of all or a portion of such shareholder’s registrable shares. Any shareholder proposing to distribute their registrable shares through an underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters that is mutually agreeable to us and the shareholders holding a majority-in-interest of the registrable shares that the shareholders requested for inclusion in such registration.

Shelf Registration.   Certain shareholders have the right to demand an underwritten offering be effected under a registration statement on Form S-3.
Piggyback Rights.   Certain shareholders have the right to elect to have included in any demand registration all or a portion of such shareholder’s shares. In the event that we propose to register any of our shares pursuant to a registration statement, certain shareholders have the right to elect to have included in such registration all or a portion of such shareholder’s shares.
Blackout Periods.   We have the ability, subject to certain conditions, to delay the filing of a registration statement or suspend the use of a prospectus in connection with an underwritten demand request for a reasonable period of time which shall not exceed two occasions or 60 days in any 12-month period.
Registration Limitations.   Any registration conducted pursuant to the registration rights agreement is subject to customary cutback provisions, as well as size, number and timing limitations as set forth therein, including that any demand for the registration of a shareholder’s registrable shares must relate to an offering where the aggregate gross proceeds are reasonably expected to be at least $50 million.
Indemnification; Expenses; Lock-ups.   We have agreed to indemnify the applicable selling shareholder (including each member, manager, partner, officer and director thereof and legal counsel and independent accountant thereto), each underwriter of such seller of such registrable shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 against any expenses, losses, claims, damages or liabilities resulting from any untrue statement or omission of material fact contained in any registration statement, prospectus or any amendment or supplement to such registration statement, unless such liability arose from the applicable selling shareholder’s misstatement or omission, and the applicable selling shareholder has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration expenses of all registrations under the registration rights agreement, provided, however, that if a demand registration is withdrawn at the request of the shareholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known in writing to the shareholders requesting registration after the date on which such registration was requested) and if the requesting shareholders elect not to have such registration counted as a demand registration or shelf takedown, the requesting shareholders will pay the registration expenses of such registration pro rata in accordance with the number of their registrable shares requested to be included in such registration. In connection with any public offering, each shareholder, and officer or director of the Company, if requested by us and the underwriters managing such public offering, agree not to sell or otherwise transfer or dispose of any registrable shares or, with respect to certain shareholders only, other securities of the Company, held by such shareholder (other than those registrable shares included in the public offering) for a specified period of time not to exceed 90 days from the effective date of such registration.
Annual Report to Shareholders
Our Annual Report on Form 10-K for the year ended December 31, 2024 has been posted, and is available without charge, on our corporate website at www.essentgroup.com. In addition, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024 (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common shares. Requests can be made by writing to Secretary, Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.
Other Business at the Annual Meeting
Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual General Meeting of Shareholders. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. In addition, such persons may vote such proxy to adjourn the Annual Meeting if necessary. Our Board of Directors also has the authority to postpone the Annual Meeting in such circumstances. In the event it is advisable to adjourn, postpone or change the date or time of our Annual Meeting, we will announce our decision as promptly as practicable.
Our financial statements for the year ended December 31, 2024 and the auditors’ report thereon will be formally presented at the Annual Meeting, but no shareholder action is required thereon.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our officers, members of our Board of Directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no annual statements of beneficial ownership of securities on Form 5 were required to be filed, we believe that during the year ended December 31, 2024 our officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements excepting a transaction in January for Mr. Weinstock due to an inadvertent error.
Shareholder Proposals for the 2026 Annual General Meeting of Shareholders
Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2026 Annual General Meeting of Shareholders must be received by us no later than November 21, 2025 and must comply with the requirements of the proxy rules promulgated by the SEC.
In accordance with our current Bye-laws, for a proposal of a shareholder to be raised from the floor and presented at our 2026 Annual General Meeting of Shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our Bye-laws, (A) not prior to January 7, 2026 nor later than February 6, 2026 or (B) in the event that the 2026 Annual General Meeting of Shareholders is held prior to April 7, 2026 or after June 6, 2026, notice by the shareholder must be so received no earlier than the 120th day prior to the annual meeting and not later than the later of the 70th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.
In addition, to comply with the universal proxy rules under the Securities Exchange Act of 1934, shareholders who intend to solicit proxies in support of director nominees other than Essent’s nominees at the 2026 Annual General Meeting of Shareholders generally must provide written notice no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting date. As a result, any notice of such a nomination must be received no later than March 8, 2026. Such notice also must set forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 in addition to the information required under our Bye-laws.

Frequently Asked Questions about the 2025 Annual Meeting
Where and when will the meeting take place?
You will be able to attend and participate in the Annual meeting online by visiting https://web.lumiconnect.com/209457238 on the meeting date at the time described above and in the accompanying proxy statement. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials, and the meeting password, essent2025 (case sensitive). There is no physical location for the Annual Meeting.
What is the purpose of the Annual Meeting and these materials?
We are providing these proxy materials in connection with the solicitation by our Board of Directors of matters to be voted on at the Annual Meeting and any adjournments or postponements of the Annual Meeting.
At the Annual Meeting, you will be asked to vote on the following matters:
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the election of three Class II directors to serve through the 2028 Annual General Meeting of Shareholders;

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the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025 and until our 2026 Annual General Meeting of Shareholders, and the referral of the determination of the auditors’ compensation to our Board of Directors;

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a non-binding, advisory vote to approve the 2024 compensation of our named executive officers; and

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any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

What is the Board of Directors’ recommendations?
Our Board of Directors recommends a vote:
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FOR the election of each of David C. Benson, Angela L. Heise and April Galda Joyce to serve as a Class II director through the 2028 Annual General Meeting of Shareholders;

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FOR the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025 and until our 2026 Annual General Meeting of Shareholders, and the referral of the determination of the auditors’ compensation to our Board of Directors; and

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FOR the approval, on a non-binding, advisory basis, of the 2024 compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?
Our Board of Directors has set March 7, 2025 as the record date for the Annual Meeting. All shareholders who owned common shares at the close of business on March 7, 2025 may vote at the Annual Meeting, either in person or by proxy. As of the record date, there were 103,353,027 common shares outstanding and entitled to vote.
How many votes do I have?
You have one vote for each common share that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other intermediary. There is no cumulative voting.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many of our shareholders hold their shares through a broker, bank or other intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, Equinity Trust Company, LLC, you are considered to be the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.
Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or other intermediary, which is considered to be the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other intermediary on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or other intermediary has enclosed a voting instruction card for you to use in directing the broker, bank or other intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.
What if I don’t vote for some of the items listed on my proxy card or voting instruction card?
If you are a record holder and return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a broker and do not give voting instructions to the broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers have the discretion to vote on routine matters, such as the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name but do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf with respect to the election of directors.
If you do not provide voting instructions to your broker and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but will not otherwise be counted.
We encourage you to provide voting instructions to your broker by carefully following in the instructions provided by your broker.
What options are available to me to vote my shares?
Whether you hold shares directly as the shareholder of record or through a bank, broker or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:
You may vote via the Internet.   You may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.
You may vote via the telephone.
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If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card that you received with the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

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Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail.   You can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.
You may vote in person at the Annual Meeting.   All shareholders of record may vote in person at the virtual Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the virtual Annual Meeting unless you obtain a “legal proxy” from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Even if you plan to participate in the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

How many votes must be present to hold the Annual Meeting?
The presence of two persons in person and throughout the meeting representing, in person or by proxy, more than a majority of the common shares outstanding and entitled to vote on the matters to be considered at the Annual Meeting, is required for the transaction of business at the Annual Meeting. This is called a “quorum.” Your shares will be counted as being present at the Annual Meeting if either you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf and such proxy card indicates a vote on at least one matter to be considered at the Annual Meeting. Both abstentions and “broker non-votes” (under certain circumstances described below) are counted as being present for the purpose of determining the presence of a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the meeting will be adjourned to the same date one week later, at the same time and place, or to such other date, time and place as the Secretary may determine. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.
What is the vote required to pass each proposal to be presented at the Annual Meeting?
Each proposal or matter voted on at the Annual Meeting will be decided by a simple majority of votes cast on such proposal or matter.
With respect to the election of directors, you may vote “For” all nominees, “Withhold” your vote as to any or all of the nominees, or vote “For” some but not all of the nominees and “Withhold” your vote for the remaining nominee(s). A properly executed proxy marked “Withhold” with respect to the election of any or all of the directors will not be voted with respect to the director or directors indicated. With respect to the election of directors, proxies may not be voted for more than three nominees. Shareholders may not cumulate votes in the election of directors.
With respect to the selection of our auditor and the non-binding, advisory vote on the compensation of our named executive officers, you may vote “For”, “Against” or “Abstain”. If you “Abstain” from voting on the selection of our auditor or the non-binding, advisory vote on the compensation of our named executive officers, the abstention will no effect on the vote for such matter.
What does it mean if I receive more than one set of proxy materials?
Generally, it means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each proxy card or voting instruction card accompanying the proxy materials.
Can I change or revoke my vote after I return my proxy card or voting instruction card?
Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
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submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

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timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

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attending the Annual Meeting and voting in person (provided that attendance at the Annual Meeting will not by itself constitute a revocation of a proxy).

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or other intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other intermediary giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.
How can I participate in the Annual Meeting?
The Annual Meeting is open to all shareholders holding common shares as of the record date.
You will be able to attend and participate in the Annual Meeting online by visiting https://web.lumiconnect.com/209457238. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials, and the meeting password, essent2025 (case sensitive).

The meeting will begin promptly at 8:00 a.m. Atlantic Daylight Time. We encourage you to access the meeting prior to the start time. Online access will open at 7:45 a.m. Atlantic Daylight Time. We recommend that you carefully review the procedures needed to gain admission in advance.
We encourage all shareholders, even those who plan to attend the Annual Meeting, to vote in advance. If you intend to vote at the Annual Meeting, you must provide our Secretary with oral or written notice either at or prior to the meeting.
What is a proxy? How do I appoint a proxy and instruct that individual how to vote on my behalf?
A proxy is your legal designation of another person to vote on your behalf the common shares that you hold.
You can appoint the proxies recommended by our Board of Directors (i.e., Mark A. Casale and Mary L. Gibbons; see “What does solicitation of proxies mean?” below) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.
If you are a shareholder of record, you may also appoint another individual to represent you at the Annual Meeting by notifying our Secretary in writing before the Annual Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual Meeting.
If you are a beneficial owner, please contact the broker that holds your common shares if you intend to appoint a proxy that is different from those recommended by our Board of Directors.
What does solicitation of proxies mean?
In a solicitation of proxies, one party (in this case, our Board of Directors) encourages shareholders to appoint one or more particular individuals (in this case, Mark A. Casale, our Chairman of the Board of Directors, President and Chief Executive Officer, and Mary L. Gibbons, our Senior Vice President, Chief Legal Officer and Assistant Secretary) to vote on their behalf (i.e., to vote as their proxy in accordance with their instructions).
We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and intermediaries who hold our common shares in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.
Beneficial owners will be asked to forward the proxy materials to the broker that holds their common shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.
What else will happen at the Annual Meeting?
At the Annual Meeting, the only item currently on the agenda, other than the election of directors, the re-appointment of our independent registered public accounting firm and consideration of the 2024 compensation of our named executive officers, is for the shareholders to receive our financial statements and the report of our independent registered public accounting firm thereon for the year ended December 31, 2024.
How can I access Essent Group Ltd.’s proxy materials and annual report electronically?
This proxy statement and our 2024 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2024, are available on our website at www.essentgroup.com.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be filed with the SEC within 4 business days following the Annual Meeting.

ESSENT GROUP LTD. Proxy for Annual General Meeting of Shareholders on May 7, 2025 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Mark A. Casale and Mary L. Gibbons, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if present and acting at the Annual General Meeting of Shareholders of Essent Group Ltd., to be held on May 7, 2025 virtually via the Internet originating from Bermuda by visiting https://web.lumiagm.com/209457238 (passcode: essent2025), and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 1.1 14475

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF DIRECTORS O David C. Benson Class II Director O Angela L. Heise Class II Director O April Galda Joyce Class II Director 2. REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2025 AND UNTIL THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO REFER THE DETERMINATION OF THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS. 3. PROvIDE A NON-BINDING, ADvISORY vOTE ON OUR EXECUTIvE COMPENSATION. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2025 Annual General Meeting of Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20330030000000001000 5 050725 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ESSENT GROUP LTD. May 7, 2025 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2025: The Notice of Annual Meeting, Proxy Statement and 2024 Annual Report to Shareholders are available on our website at http://www.essentgroup.com. Please sign, date and mail your proxy card in the envelope provided as soon as possible. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. FOR AGAINST ABSTAIN

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ESSENT GROUP LTD. May 7, 2025 PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. x COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2025: The Notice of Annual Meeting, Proxy Statement and 2024 Annual Report to Shareholders are available on our website at http://www.essentgroup.com. 1. ELECTION OF DIRECTORS O David C. Benson Class II Director O Angela L. Heise Class II Director O April Galda Joyce Class II Director FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 20330030000000001000 5 050725 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - You may vote your shares by attending the Annual Meeting online by visiting https://web.lumiagm.com/209457238 (passcode: essent2025). GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. 2. REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2025 AND UNTIL THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO REFER THE DETERMINATION OF THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS. 3. PROvIDE A NON-BINDING, ADvISORY vOTE ON OUR EXECUTIvE COMPENSATION. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2025 Annual General Meeting of Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. FOR AGAINST ABSTAIN MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. FOR AGAINST ABSTAIN